UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐		Preliminary proxy statement
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☒		Definitive Proxy Statement
☐		Definitive Additional Materials
☐		Soliciting Material Pursuant to Section 240.14a-12
NATURAL GAS SERVICES GROUP, INC.
(Name of Registrant as Specified in its Charter)
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NATURAL GAS SERVICES GROUP, INC.
508 West Wall Street, Suite 550
Midland, Texas 79701

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on Tuesday, June 3, 2014

The proxy statement and annual report to shareholders are available at
www.proxyvote.com.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on Tuesday, June 3, 2014

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Natural Gas Services Group, Inc., a Colorado corporation (the “Company”), will be held at the Petroleum Club of Midland, 501 West Wall Street, Midland, Texas 79701 on Tuesday, June 3, 2014 at 8:30 a.m., Central Time, for the purpose of considering and voting upon proposals:

1.	To elect two Directors to serve until the Annual Meeting of Shareholders to be held in 2017 or until their successors are elected and qualify;

2.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2014;

3.	To consider an advisory vote on the compensation of our named executive officers;

4.
To amend the Company's 2009 Restricted Stock\Unit Plan to increase the number of shares authorized for issuance thereunder from 300,000 to 800,000 shares of common stock; and approve performance goal guidelines; and

5.	To transact such other business as may properly be presented at the meeting, or at any adjourment(s) of the meeting.

Only shareholders of record at the close of business on April 4, 2014 are entitled to notice of and to vote at the meeting and at any adjournment(s) of the meeting.  On that day, 12,460,955 shares of our common stock were outstanding and entitled to vote.

Our Board of Directors recommends that you vote FOR the (i) election of the two director nominees named in this proxy statement, (ii) the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2014, (iii) approval, on an advisory basis, of the compensation programs of our named executive officers; and (iv) amendment to the 2009 Restricted Stock\Unit Plan.

We cordially invite you to attend the meeting. To ensure your representation at the meeting, please vote promptly even if you plan to attend the meeting. Voting now will not prevent you from voting in person at the meeting if you are a shareholder of record and wish to do so.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Stephen C. Taylor
Midland, Texas April 22, 2014	Stephen C. Taylor
Chairman of the Board, President and Chief Executive Officer

NATURAL GAS SERVICES GROUP, INC.

508 West Wall Street, Suite 550
Midland, Texas 79701

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, JUNE 3, 2014

GENERAL INFORMATION

We are providing this proxy statement to you as part of a solicitation by the Board of Directors of Natural Gas Services Group, Inc. for use at our 2014 Annual Meeting of Shareholders and at any adjournment or postponement that may take place. We will hold the meeting at the Petroleum Club of Midland, 501 West Wall Street, Midland, Texas 79701 on Tuesday, June 3, 2014 at 8:30 a.m., Central Time.

We are taking advantage of Securities and Exchange Commission, or SEC, rules that allow us to deliver our proxy materials to our shareholders on the Internet. Under these rules, we are sending most of our shareholders a two-page notice regarding the Internet availability of proxy materials instead of a full set of proxy materials. If you receive this two-page notice, you will not receive printed copies of the proxy materials unless you specifically request them. Instead, this notice tells you how to access and review on the Internet all of the important information contained in the proxy materials. This notice also tells you how to submit your proxy card on the Internet and how to request to receive a printed copy of our proxy materials.

We expect to mail, or provide notice and electronic delivery of, this proxy statement and accompanying proxy card to shareholders beginning on or about April 23, 2014.

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TABLE OF CONTENTS

Questions and Answers About the Proxy Materials and the Meeting	1

Householding of Proxy Materials	5

Proposal 1- Election of Directors	6

The Board of Directors and its Committees	9

Code of Ethics	13

Executive Officers	14

Executive Compensation	15

Principal Shareholders and Security Ownership of Management	41

Report of the Audit Committee	43

Proposal 2- Ratification of Appointment of Independent Registered Public Accounting Firm	44

Proposal 3- Consideration of an Advisory Vote on Executive Compensation of our Named Executive Officers	45

Proposal 4- Approval of shares available under Restricted Stock Plan	46

Shareholder Proposals	52

Communications with the Board of Directors	53

Other Matters	54

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE MEETING

Q:  Why am I receiving these materials?

A: Our Board is providing these proxy materials to you in connection with our 2014 Annual Meeting of Shareholders, which will take place on Tuesday, June 3, 2014. As a shareholder on the record date for the meeting, you are invited to attend the meeting. We also encourage you to vote on the matters described in this proxy statement.

Q:  What information is contained in these materials?

A: This proxy statement includes information about the nominees for director and the other matters to be voted on at the meeting. The proxy statement also includes information about the voting process and requirements, the compensation of directors and some of our executive officers, and certain other required information.

Q: What can I vote on at the meeting?

A: There are four matters to be voted on at the meeting:

1.	To elect two Directors to serve until the Annual Meeting of Shareholders to be held in 2017, or until their successors are elected and qualified;

2.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2014;

3.	To consider an advisory vote on the compensation of our named executive officers; and

4.	To approve an amendment to the 2009 Restricted Stock/Unit Plan.

Q:  How does the Board recommend that I vote on each of the matters?

A: Our Board recommends that you vote FOR each of the director nominees, FOR the amendment to the 2009 Restricted Stock/Unit Plan and FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2014.  With respect to Proposal #3, the Board of Directors recommends that you vote FOR approval, on an advisory basis, of the compensation programs of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement set forth under the caption “Executive Compensation” of this proxy statement.

Q:  Why did I receive a two-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A: We are taking advantage of SEC rules that allow us to deliver proxy materials to our shareholders on the Internet. Under these rules, we are sending most of our shareholders a two-page notice regarding the Internet availability of proxy materials instead of a full set of proxy materials. If you receive this two-page notice, you will not receive printed copies of the proxy materials unless you specifically request them. Instead, this notice tells you how to access and review on the Internet all of the important information contained in the proxy materials. This notice also tells you how to submit your proxy card on the Internet and how to request to receive a printed copy of our proxy materials. Shareholders may also request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Q:  Can I receive next year’s proxy materials by email?

A: Yes. All shareholders who have active email accounts and Internet access may sign up for email delivery of shareholder materials. To sign up, go to www.proxyvote.com and click on “Electronic Enrollment.” If you have multiple registered or beneficial accounts, you need to enroll for each account. If you elect to receive proxy materials by email, we will not mail you any proxy-related materials next year. Your enrollment in the email program will remain in effect as long as your account remains active or until you cancel it.

Q:  Who is entitled to vote at our annual meeting of shareholders?

A: Holders of our outstanding common stock on April 4, 2014, are entitled to one vote per share on each of the items being voted on at the meeting. We refer to this date as the Record Date. On the Record Date, we had 12,460,955 shares of common stock outstanding.  We have no other classes of stock outstanding.

Q:  What shares can I vote?

A: You can vote all shares you owned on the Record Date. These shares include (1) shares held directly in your name as the shareholder of record and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:  What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A: Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. There are some important distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered in your name with our transfer agent, Computershare, you are the shareholder of record for those shares and are receiving proxy-related materials directly from us. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting.

Beneficial Owner

If your shares are held in a stock brokerage account, by a bank or other nominee (commonly referred to as being held in “street name”) you are the beneficial owner of those shares. Your broker, bank or nominee is the shareholder of record and therefore has forwarded proxy-related materials to you as beneficial owner. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a signed proxy from your broker, bank or nominee giving you the right to vote the shares.

Q:  How do I vote if I am a shareholder of record (as described in the question and answer above)?

A: You can vote on the Internet or by telephone by following the instructions you received in the mail or by email. If you received a full printed set of our proxy materials in the mail, you can also vote by mail by signing and returning the proxy card provided with those materials. Finally, you can vote in person at the meeting.

Q:  How do I vote if I am a beneficial owner (as described in the question and answer above)?

A: You can vote on the Internet or by telephone by following the instructions you received in the mail or by email. If you received a full printed set of our proxy materials in the mail, you can also vote by mail. You can vote in person at the meeting only if you obtain a signed proxy from your broker, bank or nominee giving you this right.

Q:  Can I change my vote or revoke my proxy?

A: Yes. You can change your vote or revoke your proxy at any time before the final vote at the meeting. You can do this by casting a later proxy through any of the available methods described in the questions and answers above. If you are a shareholder of record, you can also revoke your proxy by delivering a written notice of your revocation to our Corporate Secretary at our principal executive office at 508 West Wall Street, Suite 550, Midland, Texas 79701. If you are a beneficial owner, you can revoke your proxy by following the instructions sent to you by your broker, bank or other nominee.

Q:  What does it mean if I get more than one set of proxy-related materials?

A: It means you hold shares registered in more than one account. Follow the instructions in each set of proxy-related materials to ensure that all of your shares are voted.

Q:  What is the quorum requirement for the meeting?

A: For a “quorum” to exist at the meeting, shareholders holding a majority of the votes entitled to be cast by the shareholders entitled to vote must be present in person or represented by proxy at the meeting. There must be a quorum for any action to be taken at the meeting (other than adjournment or postponement of the meeting). If you submit a properly completed proxy, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum.

If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting.  Please see the next question and answer for further information about "broker non-votes."

Q:  What are broker non-votes and how are broker non-votes and abstentions counted?

A: If you are a beneficial owner and hold your shares in street name and do not provide your broker or other nominee with voting instructions, the broker, bank, or other nominee will determine if it has the discretionary authority to vote on the particular matter. The New York Stock Exchange permits brokers to vote their customers' shares on routine matters when the brokers have not received voting instructions from the customers. The ratification of independent public accountants is an example of a routine matter on which brokers may vote. Brokers may not vote their customers' shares on non-routine matters unless they have received instructions from the customers. Non-voted shares on non-routine matters are referred to as broker non-votes. The ratification of the appointment of BDO USA, LLP as our independent public accountants for 2014 (Proposal 2) is a matter considered "routine" under application rules. The election of directors (Proposal 1), the advisory vote to approve named executive officer compensation(Proposal 3) and the proposal to amend the 2009 Restricted Stock\Unit Plan (Proposal 4) are matters considered "non-routine" under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters. Abstentions and broker non-votes will have no effect on Proposal 1, as the election of Directors is determined by counting the votes actually cast where abstentions and broker non-votes are not treated as votes cast. With respect to the (i) advisory vote to approve the named executive officers compensation programs (Proposal 3) and (ii) amendment to the 2009 Restricted Stock\Unit Plan (Proposal 4),where the vote required is a majority of votes present and entitled to vote, abstentions will be equivalent to a vote cast against the proposals and broker non-votes will have no effect.

Q:  What is the voting requirement to approve each of the matters?

A: Directors are elected by a plurality of the votes cast at the Annual Meeting. This means that the nominee for election as Director who receives the greatest number of votes cast in favor of his or her election will be elected to the Board of Directors. The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm, the vote to amend the 2009 Restricted Stock\Unit Plan and the advisory vote on the compensation programs of our named executive officers are approved if the votes cast in favor of the matter exceed the votes cast against the matter. If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute broker non-votes for certain matters (as described in the question and answer immediately above). In tabulating the voting result for a proposal, shares that constitute broker non-votes are not considered as being entitled to vote on that proposal.

Q:  How can I vote on each of the matters and how will the votes be counted?

A: In the election of directors, you may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each of the two nominees. If you elect to abstain from the election of directors, the abstention will not have any effect on the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

For the (i) ratification of the appointment of BDO USA, LLP as our independent auditors, (ii) advisory vote on compensation of our named executive officers advisory vote on compensation of our named executive officers, and (iii) amendment to the 2009 Restricted Stock/Unit Plan, you may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to these three proposals. If you elect to abstain from voting on any of these proposals, the abstention will have the same effect as an “AGAINST” vote with respect to such proposal.

If you sign and return your proxy card or voting instruction form without giving specific voting instructions, your shares will be voted as recommended by our Board. If you are a beneficial holder and do not return a voting instruction form, your broker may only vote on the ratification of the appointment of BDO USA, LLP (Proposal 2).

Q:  Who will count the votes?

A: Broadridge, an international investor relations company, is assisting us with the voting of proxies for our meeting. Prior to the meeting, Broadridge will provide us with a tabulation of the votes cast prior to the meeting. We believe that Broadridge will use procedures that are consistent with Colorado law concerning the voting of shares, the determination of the presence of a quorum and the determination of the outcome of each matter submitted for a vote. In addition, we will appoint a voting inspector at the meeting to count and tabulate any votes cast at the meeting.

Q:  Who may attend the meeting?

A: All shareholders as of the Record Date may attend. Please bring to the meeting:

•
proof of ownership such as: a copy of your proxy or voting instruction card; the two-page notice regarding the internet availability of proxy materials you received in the mail; or a copy of a brokerage or bank statement showing your share ownership as of the Record Date; and

•	proof of identification such as a valid driver’s license or passport.

Q:  How will voting on any other business be conducted?

A: We do not expect any matters to be presented for a vote at the meeting other than the four matters described in this proxy statement. If you grant a proxy, either of the officers named as proxy holders, Stephen C. Taylor and G. Larry Lawrence, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting and at any adjournment or postponement that may take place. If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the persons named as the proxy holder will vote your proxy for another candidate or other candidates nominated by our Board.

Q:  May I propose actions for consideration at next year’s meeting of shareholders?

A: Yes. For your proposal to be considered for inclusion in our proxy statement for next year’s meeting, we must receive your written proposal no later than December 24, 2014. If we change the date of next year’s meeting by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. You should also be aware that your proposal must comply with SEC regulations regarding shareholder proposals.

Similarly, for you to raise a proposal (including a director nomination) from the floor at next year’s meeting, we must receive a written notice of the proposal no later than March 9, 2015.  If we change the date of next year’s meeting by more than 30 days from the date of this year’s meeting, then we must receive your written proposal at least 150 days before the date of next year’s meeting for the proposal to be timely.

Q:  Who is paying for this proxy solicitation?

A: We will pay the cost of soliciting the proxies. In addition, our officers, directors and employees may solicit proxies or votes in person, by telephone or by email. These people will not be paid any additional compensation for these activities. We will send copies of proxy-related materials or additional solicitation materials to brokers, fiduciaries and custodians who will forward these materials to the beneficial owners of our shares. On request, we will reimburse brokers and other persons representing beneficial owners of shares for their reasonable expenses in forwarding these materials to beneficial owners.

HOUSEHOLDING OF PROXY MATERIALS

In an effort to reduce printing costs and postage fees, we have adopted a practice called “householding.” Under this practice, shareholders who have the same address and last name and do not participate in email delivery of proxy-related materials will receive only one set of our proxy statement, annual report or notice of internet availability of proxy-related materials unless one or more of these people notifies us that he or she wishes to continue to receive individual copies.

If you share an address with another shareholder and receive only one set of proxy-related materials and would like to request a separate copy for this year’s annual meeting or for any future meetings, please: (1) call our Investor Relations contact at (432) 262-2700; (2) send an email message to alicia.dada@ngsgi.com; or (3) mail your request to Natural Gas Services Group, Inc., 508 West Wall Street, Suite 550, Midland, Texas 79701, Attn: Investor Relations. Similarly, you may also contact us through any of these methods if you receive multiple copies of the materials and would prefer to receive a single copy in the future.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes (commonly known as a “staggered” Board), each class to be as nearly equal in number as possible.  At each annual meeting of shareholders, members of one of the classes, on a rotating basis, are elected for a three-year term.  The authorized number of Directors is currently set at nine. We currently have five directors serving on our Board.  Our Board of Directors may fill the vacancies if a qualified candidate is vetted.  The following table sets forth, by class, the members of our Board of Directors as of the date of this proxy statement:

Terms Expiring at the 2014 Annual Meeting	Terms Expiring at the 2015 Annual Meeting	Terms Expiring at the 2016 Annual Meeting
Charles G. Curtis	William F. Hughes	John W. Chisholm
Stephen C. Taylor	David L. Bradshaw

Shareholders will be electing two Directors at the meeting.  The Board is recommending Mr. Curtis and Mr. Taylor for re-election to the Board of Directors to serve three year terms expiring at the annual meeting of shareholders in 2017.

The persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the nominees for Director named above unless other instructions are shown on the proxy card. If, at the time of the meeting, either or both of these nominees becomes unavailable for any reason, which is not expected, the persons entitled to vote the proxy will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion, or we may reduce the size of the Board.

Biographical information and qualifications for each person nominated as a Director, and for each person whose term of office as a Director will continue after the 2014 Annual Meeting, is set forth below.

Nominees for Directors for Terms to Expire in 2017

Charles G. Curtis

Charles G. Curtis, 81, has served as a Director of Natural Gas Services Group since April 2001.  Since 2002, substantially all of Mr. Curtis’ business activities have been devoted to managing personal investments.  From 1992 until 2002, Mr. Curtis was the President and Chief Executive Officer of Curtis One, Inc., a manufacturer of aluminum and steel mobile stools and mobile ladders.  From 1988 to 1992, Mr. Curtis was the President and Chief Executive Officer of Cramer, Inc., a manufacturer of office furniture.  Mr. Curtis has a Bachelor of Science degree from the United States Naval Academy and a Master of Science degree in Aeronautical Engineering from the University of Southern California.

Mr. Curtis has been a long-standing member of the Board since prior to the Company's initial public offering in 2002 and as such he brings a wealth of knowledge regarding the Company's history, growth and industry.Through his manufacturing career and engineering educational background, Mr. Curtis assists the Board and the Company in connection with its compressor manufacturing business.  As a past U.S. Naval Officer and U.S. Naval Academy graduate, Mr. Curtis also brings leadership skills to the Board and Company.

Stephen C. Taylor

Stephen C. Taylor, 60, has been President and Chief Executive Officer of Natural Gas Services Group since January 2005. He was elected as a Director of Natural Gas Services Group at the annual meeting of shareholders in June 2005. Effective January 1, 2006, Mr. Taylor was appointed Chairman of the Board of Directors. Immediately prior to joining Natural Gas Services Group, Mr. Taylor held the position of General Manager − US Operations for Trican Production Services, Inc. from 2002 through 2004. Mr. Taylor joined Halliburton Resource Management in 1976, becoming its Vice President − Operations in 1989. Beginning in 1993, he held multiple senior level management positions with Halliburton Energy Services until 2000 when he was elected Senior Vice President/Chief Operating Officer of Enventure Global Technology, LLC, a joint-venture deep water drilling technology company owned by Halliburton Company and Shell Oil Company. Mr. Taylor elected early retirement from Halliburton Company in 2002 to join Trican Production Services, Inc. Mr. Taylor holds a Bachelor of Science degree in Mechanical Engineering from Texas Tech University and a Master of Business Administration degree from the University of Texas at Austin.

Mr. Taylor’s senior management experience in the natural resources industry provides the Board and our company with significant insight into our business.  Mr. Taylor’s engineering and advanced business training (MBA) uniquely suits him to provide leadership, technical expertise and financial acumen to our Board and to the operations of our company in connection with his position as our chief executive officer.

Continuing Directors Whose Terms Expire in 2015

David L. Bradshaw

David L. Bradshaw, 59, joined our board in December of 2011. Since 2005, Mr. Bradshaw has acted as a consultant in the oil and gas exploration and production sector and has overseen his investments in this area. From August 2007 through November 2009, Mr. Bradshaw served as a Director and Audit Committee Chairman for Triangle Petroleum, a publicly traded company listed on the American Stock Exchange. From November 2007 through November 2008, Mr. Bradshaw served as a Director for Comet Ridge Limited, an Australian company listed on the Australian Securities Exchange. From 1986 to 2005, Mr. Bradshaw worked for Tipperary Corporation, a U.S. public company listed on the American Stock Exchange. During his tenure at Tipperary, the company was involved in oil and gas exploration and production, and natural gas processing and transportation. He held the positions of Chief Executive Officer from 1996 to 2005, Chairman of the Board from 1997 to 2005, Chief Financial Officer from 1990 to 1996 and Chief Operating Officer from 1993 to 1996. Mr. Bradshaw also served as Chief Executive Officer and Chairman of Tipperary Oil & Gas (Australia) Pty Ltd from 1999 to 2005, a subsidiary of Tipperary, which explored for and produced natural gas in Queensland, Australia. From 1983 to 1986, Mr. Bradshaw was an owner and officer of Bradcorp, Inc. a private exploration and production company. Prior to this, Mr. Bradshaw spent six years in public accounting serving predominantly oil and gas clients. Mr. Bradshaw graduated from Texas A&M University with a BBA in Accounting in 1976 and a MBA in 1977, and is also a Certified Public Accountant.

Mr. Bradshaw's educational and professional training and achievements as a Certified Public Accountant and MBA, along with his past experience as both a Chief Financial Officer and Chief Executive Officer of a public company involved in the natural resources industry, provides us with considerable accounting and corporate finance skills. In addition, Mr. Bradshaw's career spanning over thirty years in the oil and gas industry and as a public accountant. His executive management positions in both private and public companies bring us significant leadership, planning and management skills and background.

William F. Hughes, Jr.

William F. Hughes Jr., 61, has served as a Director since December 2003.  Mr. Hughes has over 30 years experience in the engineering and construction industry as a Registered Civil Engineer and licensed building contractor.  From 1974 to 1979, he served as an officer in the United States Air Force. From 1979 to 1986, he was a project design engineer for Cushman & Associates.  From 1986 to 1996, he served as a Project Manager on a variety of public works and industrial construction projects.  Since 1983, Mr. Hughes has been co-owner of The Whole Wheatery, LLC, a natural foods store located in Lancaster, California.  Mr. Hughes holds a Bachelor of Science degree in Civil Engineering from the United States Air Force Academy and a Master of Science in Engineering from the University of California at Los Angeles.

Mr. Hughes’ career experience in the engineering and construction industry brings us invaluable skills which are applicable to our manufacturing processes.  In addition, Mr. Hughes provides leadership skills arising from his service as an officer with the U.S. Air Force and U.S. Air Force Academy graduate.

Continuing Directors Whose Terms Expire in 2016

John W. Chisholm

John W. Chisholm, 59, was appointed as a Director of Natural Gas Services Group in December 2006 to fill a vacancy created by expanding the size of the Board from seven to eight Directors and was first elected as a Director of Natural Gas Services Group at the annual meeting of shareholders held in June 2007.  Mr. Chisholm is the founder of Wellogix, an oil and gas software company that develops software aimed at expediting the exchange of enterprise data and communication of complex engineered services. Prior to founding Wellogix, Mr. Chisholm co-founded and served as President of ProTechnics Company from 1985 until its sale to Core Laboratories in December of 1996.  Mr. Chisholm served as Senior Vice President of Global Sales and Marketing of Core Laboratories until 1998, when he started Chisholm Energy Partners, an investment fund focused on mid-size energy service companies. From 2002 to 2009 Mr. Chisholm served on the Board of Directors of Flotek Industries, Inc., and became interim President in August 2009. In August 2010 Mr. Chisholm became President of the company and was appointed Chief Executive officer in March 2012. Flotek Industries, Inc. is a public company which files reports under the Securities Exchange Act of 1934. Mr. Chisholm holds a Business Administration degree from Fort Lewis College in Colorado.  He currently serves on the Editorial Advisory Board on Middle East Technology of the Oil & Gas Journal.

Mr. Chisholm brings significant natural resources experience to our Board, in connection with his background in supplying drilling and production related products and services to the oil, gas and mining industries, and his investment fund experience with mid-size energy service companies is an invaluable resource as the Company assesses its capital and liquidity needs.

In addition Mr. Chisholm's experience as a board member and executive officer of a public company provides us with a wealth of leadership and management skills.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Natural Gas Services Group’s Board of Directors held four meetings in 2013.  Each Director attended at least 75% of the total number of Board meetings held while such person was a Director.  Each Director also attended at least 75% of all of the meetings held by all committees of the Board of Directors for which he served (during the periods that he served).  The Board of Directors acts from time to time by unanimous written consent in lieu of holding a meeting.

Our non-management directors hold regularly scheduled executive sessions in which those directors meet without management participation.  Generally, the Chairman of the Governance and Personnel Development Committee presides over these sessions.  Charles G. Curtis is currently that Chairman.

We typically schedule a Board meeting in conjunction with our annual meeting of shareholders.  Although we do not have a formal policy on the matter, we expect our Directors to attend each annual meeting, absent a valid reason, such as illness or an unavoidable schedule conflict.  Last year, all of the individuals then serving as Directors attended our 2013 Annual Meeting of Shareholders.

To assist it in carrying out its duties, the Board has delegated certain authority to four separately designated standing committees. These committees are described below.

Audit Committee

The primary functions of our Audit Committee include:

•	assisting the Board in fulfilling its oversight responsibilities as they relate to our accounting policies, internal controls, financial reporting practices and legal and regulatory compliance;

•	hiring our independent registered public accounting firm;

•	monitoring the independence and performance of our independent registered public accounting firm;

•	maintaining, through regularly scheduled meetings, a line of communication between the Board, our financial management and independent registered public accounting firm; and

•	overseeing compliance with our policies for conducting business, including ethical business standards.

The members of the Audit Committee are David L. Bradshaw (Chairman), Charles G. Curtis, and William F. Hughes, Jr. Our common stock is listed for trading on the New York Stock Exchange, or “NYSE”. Under rules of the NYSE, the Audit Committee is to be comprised of three or more Directors, each of whom must be independent.  Our Board has determined that all of the members of the Audit Committee are independent, as defined under the applicable NYSE rules and listing standards.  In addition, our Board of Directors has determined that David L. Bradshaw is qualified as an “audit committee financial expert” as that term is defined in the rules of the Securities and Exchange Commission.  The Audit Committee met nine times during the last fiscal year. The audit committee has also received from, and discussed with, BDO the matters required to be discussed by Public Accounting oversight Board Auditing standard No. 16. (Communications with Audit Committees).

Any shareholder may obtain free of charge a printed copy of our Audit Committee Charter by sending a written request to Investor Relations, Natural Gas Services Group, Inc., 508 West Wall Street, Suite 550, Midland, Texas 79701.  You can also view and print a copy of our Audit Committee Charter by clicking on the “Governance” tab at the Investor Relations page of our website at www.ngsgi.com.

Compensation Committee

The functions of our Compensation Committee include:

•	assisting the Board in overseeing the management of our human resources;

•	evaluating our Chief Executive Officer’s performance and compensation;

•	formulating and administering our overall compensation principles and plans; and

•	evaluating management.

The Compensation Committee’s policy is to offer the executive officers competitive compensation packages that will permit us to attract and retain individuals with superior abilities and to motivate and reward such individuals in an appropriate fashion in the long-term interests of Natural Gas Services Group and its shareholders.  Currently, executive compensation is comprised of salary and cash bonuses and awards of long-term incentive opportunities in the form of restricted stock awards under the 2009 Restricted Stock/Unit Plan.

The members of the Compensation Committee are William F. Hughes, Jr. (Chairman), John W. Chisholm and David Bradshaw. Our Board has determined that all of the members of the Compensation Committee are independent, as defined under the applicable NYSE rules and listing standards.  During the last fiscal year there were seven meetings of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee members are not officers or employees of our company, and there is not, nor was there during fiscal 2013, any compensation committee interlock (in other words, no executive of our company serves as a Director or on the compensation committee of a company that has one or more executives serving on our Board of Directors or our Compensation Committee).

Any shareholder may obtain free of charge a printed copy of our Compensation Committee Charter by sending a written request to Investor Relations, Natural Gas Services Group, Inc., 508 West Wall Street, Suite 550, Midland, Texas 79701.  You can also view and print a copy of our Compensation Committee Charter by clicking on the “Governance” tab at the Investor Relations page of our website at www.ngsgi.com.

Governance and Personnel Development Committee

Our Governance and Personnel Development Committee primarily focuses on:

•	generally overseeing the governance of the Board and its committees;

•	interpreting the Governance Guidelines, the Code of Business Conduct and Ethics and other similar governance documents adopted by the Board; and

•	overseeing the evaluation of the Board and its committees.

The members of the Governance and Personnel Development Committee are Charles G. Curtis (Chairman), John W. Chisholm and William F. Hughes, Jr.  Our Board has determined that each of the Governance and Personnel Development Committee members is independent, as defined under the applicable NYSE rules and listing standards.  During the last fiscal year there were four meetings of the Governance and Personnel Development Committee.

Any shareholder may obtain free of charge a printed copy of our Governance Committee Charter by sending a written request to Investor Relations, Natural Gas Services Group, Inc., 508 West Wall Street, Suite 550, Midland, Texas 79701.  You can also view and print a copy of our Governance Committee Charter by clicking on the “Governance” tab at the Investor Relations page of our website at www.ngsgi.com.

Nominating Committee

The functions of our Nominating Committee include:

•	identifying individuals qualified to become board members, consistent with the criteria approved by the Board;

•	recommending Director nominees and individuals to fill vacant positions; and

•	overseeing executive development and succession and diversity efforts.

The members of the Nominating Committee are John W. Chisholm (Chairman), David L. Bradshaw, and Charles G. Curtis. Our Board of Directors has determined that each of the Nominating Committee members is independent as defined under the applicable NYSE rules and listing standards. During the last fiscal year there were two meetings of the Nominating Committee.

Any shareholder may obtain free of charge a printed copy of our Nominating Committee Charter by sending a written request to Investor Relations, Natural Gas Services Group, Inc., 508 West Wall Street, Suite 550, Midland, Texas 79701.  You can also view and print a copy of our Nominating Committee Charter by clicking on the “Governance” tab at the Investor Relations page of our website at www.ngsgi.com.  Our Nominating Committee does not have a diversity policy; however, as discussed below, the Committee’s goal is to nominate candidates who possess a range of experiences and backgrounds which will contribute to the board’s overall effectiveness in meeting its duties and forwarding the goals of our company.

Our Nominating Committee will consider a Director candidate recommended by a shareholder.  A candidate must be highly qualified in terms of business experience and be both willing and expressly interested in serving on the Board.  A shareholder wishing to recommend a candidate for the Committee’s consideration should forward the candidate’s name and information about the candidate’s qualifications to Natural Gas Services Group, Inc., Nominating Committee, 508 West Wall Street, Suite 550, Midland, Texas 79701, Attn.: John W. Chisholm.  Submissions must include sufficient biographical information concerning the recommended individual, including age, employment history for at least the past five years indicating employer’s names and description of the employer’s business, educational background and any other biographical information that would assist the Committee in determining the qualifications of the individual.  The Committee will consider recommendations received by a date not later than 120 calendar days before the date our proxy statement was released to shareholders in connection with the prior year’s annual meeting for nomination at that annual meeting.  The Committee will consider nominations received after that date at the annual meeting subsequent to the next annual meeting.

The Committee evaluates nominees for Directors recommended by shareholders in the same manner in which it evaluates other nominees for Directors.  Minimum qualifications include the factors discussed above.

Director Independence

The Board has determined that each of the following four members of the Board is “independent” within the meaning of applicable listing standards of the NYSE and under the standards, set forth in Exhibit A to our Governance and Personnel Development Charter, (“Governance Charter”) which are consistent with the NYSE listing standards: David L. Bradshaw, John W. Chisholm, Charles G. Curtis, and William F. Hughes, Jr. A copy of Exhibit A to our Governance Charter is available at our website, www.ngsgi.com, under the heading “Investor Relations—Governance.”  The Board has made an affirmative determination that each of the four directors named above satisfies these categorical standards.  In making its determination, the Board examined relationships between directors or their affiliates with us and our affiliates and determined that each such relationship, if any, did not impair the director’s independence.

The Board’s Leadership Structure

Under our Corporate Governance Guidelines, our Chief Executive Officer also serves as our Chairman of the Board, and that person is responsible to the Board for the overall management and functioning of the company.  Stephen C. Taylor serves as both Chairman of the Board and our President and Chief Executive Officer (“CEO”).  The Board believes this is the most effective Board leadership structure at the present time and believes that Mr. Taylor, in his role as Chairman/CEO, has the ability to execute on both our short-term and long-term strategies necessary for the challenging marketplace in which we compete.  The independent directors believe that Mr. Taylor's detailed and in-depth knowledge of the issues, opportunities and challenges facing us and our business make him the best qualified director to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters.  Further, as the individual with primary responsibility for managing day-to-day operations, Mr. Taylor is best positioned to chair regular Board meetings and ensure that key business issues and risks are brought to the attention of our Board and/or Audit Committee. We believe that the creation of a lead independent director position is not necessary at this time.

Each of our directors, other than Mr. Taylor, is independent, and the Board believes that the independent directors provide effective oversight of management.  The Board may subsequently decide, however, to change that leadership structure which would require a revision to our Corporate Governance Guidelines. The Board believes that it has in place safeguards to ensure that we maintain the highest standards of corporate governance and continued accountability of the CEO to the Board. These safeguards include:

•	All members of the Board are independent directors except for Mr. Taylor.

•
Each of the Board’s standing committees, including the Audit, Compensation, Governance and Nominating Committees, are comprised of and chaired solely by non-employee directors who meet the independence requirements under the NYSE listing standards and other governing laws and regulations.

•	Review and determination of Mr. Taylor’s compensation and performance remains within the purview of the Compensation Committee.

•
The independent directors continue to meet in executive sessions without management present to discuss the effectiveness of the company’s management, the quality of the Board meetings and any other issues and concerns.

Role in Risk Oversight

     Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our strategic plan.  Our executive management is responsible for the day-to-day management of risks we face.  The Board is periodically advised by management on the status of various factors that could impact our business and operating results, including oil and gas industry issues, operational issues (such as compressor manufacturing issues, backlog for compressor equipment,) legal and regulatory risks. The full Board is also responsible for reviewing our strategy, business plan, and capital expenditure budget.

Our Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk.  Our Audit Committee serves an important role in providing risk oversight, as further detailed in its charter. One of the Audit Committee’s primary duties and responsibilities is to monitor the integrity of our financial statements, financial reporting processes, systems of internal controls regarding finance, and disclosure controls and procedures.  The Compensation Committee assists the Board with risk management relating to our compensation policies and programs, and the Nominating and Governance Committee assists with risk management relating to Board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

CODE OF ETHICS

Our Board of Directors has adopted a Code of Business Conduct and Ethics, or “Code”, which is posted on our website at www.ngsgi.com. You may also obtain a copy of our Code by requesting a copy in writing at 508 West Wall Street, Suite 550, Midland, Texas 79701 or by calling us at (432) 262-2700.

Our Code provides general statements of our expectations regarding ethical standards that we expect our Directors, officers and employees, including our Chief Executive Officer and principal financial officer, to adhere to while acting on our behalf.  Among other things, the Code provides that:

•	we will comply with all laws, rules and regulations;

•	our Directors, officers and employees are to avoid conflicts of interest and are prohibited from competing with us or personally exploiting our corporate opportunities;

•	our Directors, officers and employees are to protect our assets and maintain our confidentiality;

•	we are committed to promoting values of integrity and fair dealing; and that

•	we are committed to accurately maintaining our accounting records under generally accepted accounting principles and timely filing our periodic reports.

Our Code also contains procedures for our employees to report, anonymously or otherwise, violations of the Code.

EXECUTIVE OFFICERS

Biographical information for the executive officers of Natural Gas Services Group who are not Directors is set forth below.  There are no family relationships between any Director or executive officer and any other Director or executive officer.  Executive officers serve at the discretion of the Board of Directors and until their successors have been duly elected and qualified, unless sooner removed by the Board of Directors.  Officers are elected by the Board of Directors annually at its first meeting following the annual meeting of shareholders.

G. Larry Lawrence, 62, became our Chief Financial Officer, Principal Accounting Officer and Corporate Secretary on July 1, 2011. Previously, Mr. Lawrence was our Controller since September 2010.  From June 2006 to August 2010, Mr. Lawrence was self employed as a management consultant doing business as Crescent Consulting.  Overlapping this time, from September 2006 to August 2009, he also served as the CFO of Lynx Operating Company.  Lynx is a private company engaged in oil and gas production and gas processing activities. From May 2004 through April 2006 Mr. Lawrence served as Controller of Pure Resources, an exploration and production company and wholly owned subsidiary of Unocal Corporation which was acquired by Chevron Corporation. From June 2000 through May 2004, Mr. Lawrence was a practice manager of the Parson Group, LLC, a financial management consulting firm whose services included Sarbanes Oxley engagements with oil and natural gas industry clients. From 1973 through May 2000, Mr. Lawrence was employed by Atlantic Richfield Company where he most recently (from 1993 through 2000) served as Controller of ARCO Permian. Since May 2006, Mr. Lawrence serves as a director of Legacy Reserves, LP.  Mr. Lawrence has a Bachelor of Arts in Accounting, with honors, from Dillard University.

James R. Hazlett, 58, has served as Vice President − Technical Services since June 2005.  He also served as Vice President of Sales of Screw Compression Systems, Inc. from 1997 until June 2007 when Screw Compression Systems, Inc. was merged into Natural Gas Services Group.  After the merger in June 2007, Mr. Hazlett continues to remain employed by Natural Gas Services Group as Vice President − Technical Services.  From 1982 to 1996 Mr. Hazlett served in management roles for Ingersoll Rand/Dresser Rand working with compression of all types in several different departments from sales and service to engineering. From 1978 to 1982 Mr. Hazlett was employed by the down-hole tool division of Hughes Tool designing and installing gas lift and plunger systems. Mr. Hazlett holds a Bachelor of Science degree from the College of Engineering at Texas A&M University and has over 36 years of industry experience.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Discussion and Analysis

The compensation discussion and analysis provides information regarding our executive compensation program in 2013 for the following executive officers of the Company (collectively, the "named executive officers").

Stephen C. Taylor, our Chairman, President, and Chief Executive Officer;
G. Larry Lawrence, our Chief Financial Officer; and
James R. Hazlett, our Vice President-Technical Services.

Introduction and Overview

The Compensation Committee or, the “Committee,” of the Board of Directors is responsible for determining the types and amounts of compensation we pay to our executives. The Committee operates under a written charter that you can view on our website at www.ngsgi.com.  The Board of Directors has determined that each member of the Committee meets the independence and financial literacy requirements of the NYSE. The Board determines, in its business judgment, whether a particular Director satisfies the requirements for membership on the Committee set forth in the Committee’s charter. None of the members of the Committee are current or former employees of Natural Gas Services Group or any of its subsidiaries.

The Committee is responsible for formulating and administering our overall compensation principles and plans.  This includes establishing the compensation paid to our CEO, meeting and consulting with our CEO to establish the compensation paid to our other executive officers, counseling our CEO as to different compensation approaches, administering our stock option plan, monitoring adherence to our compensation philosophy and conducting an annual, and sometimes more frequent, review of our compensation programs and philosophy regarding executive compensation.

The Committee periodically meets in executive session without members of management or management Directors present and reports to the Board of Directors on its actions and recommendations.

Compensation Philosophy and Objectives

Our compensation philosophy is to provide an executive compensation program that:

•	rewards performance and skills necessary to advance our objectives and further the interests of our shareholders;

•	is fair and reasonable and appropriately applied to each executive officer;

•	is competitive with compensation programs offered by our competitors ; and

•	serves as an adequate retention tool in a competitive market.

The overall objectives of our compensation philosophy are to:

•	provide a competitive level of current annual income that attracts and retains qualified executives at a reasonable cost to us;

•	retain and motivate executives to accomplish our company goals;

•	provide long-term incentive compensation opportunities at levels appropriate for the respective responsibilities and performance of each executive;

•	align compensation and benefits with our business strategies and goals;

•	encourage the application of a decision making process that takes into account both short-term and long-term risks and the sometimes volatile nature of our industry; and

•	align the financial interests of our executives with those of our shareholders through the potential grant of equity based rewards.

Our Committee supports these objectives by emphasizing compensation arrangements that we believe are reasonable and will attract and retain qualified executives and reward them for their efforts to further our long-term growth and success.  At the same time, we remain cognizant of and aim to balance our executive compensation arrangements with the interests and concerns of our shareholders.

We have chosen to implement a relatively streamlined compensation framework for our executives.  We feel that our compensation philosophies and practices are appropriate given our relatively small size as a public company. By continuing a relatively streamlined compensation framework for our executives, we believe that we are able to establish a higher degree of transparency, understanding and certainty for our executives as well as the investing public, while at the same time avoiding complex benefit packages and agreements that can be, in some ways, difficult to understand and require significant time and cost to properly administer. In the end, we believe our compensation arrangements provide the desired results: fair and reasonable pay for achievements beneficial to Natural Gas Services Group and its shareholders.

Fiscal Year 2013 Performance

In 2013, our financial performance continued to demonstrate strong growth that provided excellent shareholder return and value. Some of our financial highlights include:

•	increasing gross operating margins by 10% from $43.8 million to $48.3 million;

•
achieving in 2013 a 7.9% increase in revenue when 2012 is adjusted for a large non-recurring sale from the fleet, 9% increase in operating income, 13% increase in net income and a 13% increase in EBITDA;

•	generating $39.2 million from operations, while investing $41 million in capital for equipment;

•	increasing earnings per share by 12%;

•	controlling S, G & A expense within the target of 9% of revenues;

•	increasing rental revenue by 22%;

•	increasing the Company’s common stock price from approximately $17 at the beginning of 2013 to approximately $27.50 at the end of 2013, an increase of nearly 62%; and

•	maintaining safety performance.

Elements of Our Compensation Program

In order to achieve the objectives set forth above in our compensation philosophy and objectives, we have structured an executive compensation program that provides our named executive officers with the following:

Element	Characteristics	Primary Objective
Base Salary	Cash	Attract and retain highly talented individuals

Short-Term Incentives	Cash-based performance awards	Reward for corporate and individual performance

Long-Term Incentives	Restricted stock with vesting period	Align the interests of our employees and shareholders by providing employees with incentive to perform technically and financially in a manner that promotes share price appreciation

Other Benefits	401(k) matching plans and employee health benefit plans	Provide benefits that promote employee health and support employees in attaining financial security

We do not presently and have not in the past used any of the following types of executive compensation:

•	defined benefit pension plans;

•	employee stock purchase/ownership plans;

•	supplemental executive retirement plans/benefits; or

•	deferred compensation plans.

Assistance Provided to the Committee

The Committee makes all compensation decisions regarding our executive officers.  Stephen C. Taylor, our CEO, annually reviews the performance of each of our executive officers (other than the CEO whose performance is reviewed by the Committee) and presents recommendations to the Committee with respect to salary and cash bonus percentage adjustments and restricted stock grants for our executives (other than the CEO whose salary, cash bonus percentage adjustments and restricted stock grants are determined solely by the Committee).  The Committee may exercise its discretion in modifying any recommendations made by our CEO.

The Committee also seeks the input and insight of Mr. Taylor concerning specific factors that Mr. Taylor believes to be appropriate for the Committee’s consideration and which the Committee may not be aware of, such as extraordinary efforts or accomplishments of our executive officers.  Mr. Taylor also advises the Committee on general topics such as the morale of our executives.

Natural Gas Services Group’s accounting department assists the Committee in the compensation process by gathering and organizing data, which is then presented to the Committee by Mr. Taylor for the Committee’s review.

In the past, our Committee had not used any outside compensation consultants due to our relative small size; however, in late 2012 our Committee hired an independent compensation consultant, Longnecker & Associates (“Longnecker”), to obtain objective, expert advice and assist with compensation matters for 2013 concerning our Chief Executive Officer. Longnecker advised the Compensation Committee on a variety of compensation related issues in 2013 with respect to our Chief Executive Officer, including:

•	Competitive pay analysis on executive compensation;

•	Pay levels of Chief Executive Officers; and

•	Our executive compensation program design, including short-term incentive plan design, long-term incentive plan design, and pay mix.

In the course of conducting its activities, Longnecker communicated with the Compensation Committee and presented its findings and recommendations for discussion. During 2013, Longnecker also met with our Chief Executive Officer to review materials.

In 2013, Longnecker did not provide any services to the Company, or receive any payments from the Company, other than in its capacity as a consultant to the Compensation Committee. The Compensation Committee has assessed whether the services provided by Longnecker raised any conflicts of interest pursuant to the SEC rules, and has concluded that no such conflicts of interest existed during 2013.

Competitive Pay Analysis

To evaluate the competitiveness of our Chief Executive Officer's base salary, target total cash compensation (i.e., base salary plus target short-term cash incentive award), long-term incentive awards, and total direct compensation (i.e. base salary, target short-term cash incentive award, and long-term incentive awards), Longnecker provided the Committee competitive pay information derived from a custom peer group (the “Custom Peer Group”). The companies comprising the Custom Peer Group in Longnecker’s January 2013 compensation report included:

NGS Peer Group	Company Description
Company Name

Gulfmark Offshore, Inc.	GulfMark Offshore, Inc. provides offshore marine support and transportation services primarily to companies involved in the offshore exploration and production of oil and natural gas.

Exterran Partners, LP	Exterran Partners, L.P. provides natural gas contract operations services to customers in the United States.

Dawson Geophysical Co.	Dawson Geophysical Company provides onshore seismic data acquisition and processing services in the United States.

Spectra Energy Partners, LP
Spectra Energy Partners, LP operates as an investment arm of Spectra Energy Corp. Spectra Energy Partners, LP, through its subsidiaries, engages in the transportation of natural gas through interstate pipeline systems, and the storage of natural gas in underground facilities in the United States.

Crestwood Midstream Partners, LP	Crestwood Midstream Partners LP primarily engages in the gathering, processing, treating, compressing, transporting, and selling natural gas in the United States.

Vaalco Energy, Inc.	VAALCO Energy, Inc., an independent energy company, together with its subsidiaries, engages in the acquisition, exploration, development, and production of crude oil and natural gas.

TGC Industries, Inc.	TGC Industries, Inc. provides geophysical services for clients in the oil and gas business in the United States and Canada.

Matador Resources Co.	Matador Resources Company, an independent energy company, engages in the acquisition, exploration, development, and production of oil and natural gas resources in the United States.

RigNet, Inc.	RigNet, Inc. provides remote communications services for the oil and gas industry.

Mitcham Industries, Inc.	Mitcham Industries, Inc., through its subsidiaries, engages in the leasing, sale, and service of geophysical and other equipment to the seismic industry worldwide.

Callon Petroleum Co.	Callon Petroleum Company engages in the acquisition, exploration, development, and production of crude oil and natural gas properties.

Warren Resources, Inc.	Warren Resources, Inc., an independent energy company, engages in the exploration, development, and production of onshore oil and natural gas reserves in the United States.

Constellation Energy Partners LLC	Constellation Energy Partners LLC engages in the acquisition, development, and production of oil and natural gas properties in the United States.

Compressco Partners, LP	Compressco Partners, L.P. provides wellhead compression-based production enhancement services to natural gas and oil exploration and production companies.

Abraxas Petroleum Corp.	Abraxas Petroleum Corporation, an independent energy company, engages in the acquisition, exploitation, development, and production of oil and gas in the United States and Canada.

The Compensation Committee, with the assistance of the compensation consultant, reviewed the companies comprising the Custom Peer Group in order to maintain its appropriateness for the competitive pay analysis. These companies were generally selected since they (i) are all companies in the energy and energy services industry, (ii) have relatively similar annual revenues (roughly 0.7x to 4.4x of our revenues), and (iii) relatively similar market capitalization (the Company’s market capitalization was in the 41st percentile bracket). Information regarding our and our peer companies’ annual revenues and market capitalization is based on publicly available information as of December 15, 2012. The Compensation Committee believes the Custom Peer Group reflects our current competitors for employee talent and that it provides an appropriate peer set for the purposes of evaluating our pay practices and the Chief Executive Officer’s pay levels.

The Compensation Committee used the competitive pay information as a “market check” to ensure, in its subjective judgment, that the Chief Executive Officer’s base salary, target total cash compensation, long-term incentive awards and total direct compensation remain competitive. The Compensation Committee does not target any individual pay component to fall within a specific range or percentile of the competitive pay information. While the competitive pay information is important to the Compensation Committee’s approval process, it is just one of several factors considered by the Compensation Committee in approving executive compensation and the Compensation Committee has discretion in determining the nature and extent of its use.

Individual and Company Performance - Base Salary and Equity Awards

We also evaluate compensation, particularly base salary levels and equity awards (restricted stock awards), through an analysis of each executive officer’s individual performance and the overall performance of Natural Gas Services Group, our goal being to strengthen the link between what we pay our executives and the performance of Natural Gas Services Group.  Factors we consider in our analysis include:

•	the individual performance, leadership, business knowledge and level of responsibility of our officers;

•	the particular skill-set and longevity of service of the officer;

•	the effectiveness of the officer in implementing our overall strategy; and

•	the general financial performance and health of the Company.

Specific Company Financial Metrics - Cash Bonuses

With respect to compensation we pay in the form of cash bonuses, the Committee sets target performance levels for three specific company financial metrics.  The Committee relies on whether these targets are achieved and the individual performance of our executive officers to determine whether cash bonuses are awarded and the amounts of such bonuses.  The three financial metrics the Committee considers are:

•	total revenues;

•	EBITDA; and

•	net income before taxes.

EBITDA is calculated from our audited financial statements by adding to net income, or loss, (1) amortization and depreciation expense, (2) interest expense and (3) provision for income tax expense.

We believe that our core executive compensation mix of base salary, cash bonuses and equity awards, while fairly limited, presently provides enough diversity for us to link executive compensation to our short-term and long-term objectives.  For instance, base salaries and cash bonuses are closely linked to the short-term objectives of providing reasonable and competitive levels of current annual income, while equity awards are more closely linked to the long-term objectives of earnings per share and increased market value of our common stock.

Base Salary

We provide our executive officers and other employees with base salary to compensate them for services rendered during the fiscal year.  Each year the Committee receives base salary recommendations from our CEO for all of our executive officers (other than our CEO whose base salary is evaluated by the Committee on an annual basis).

As a “market check,” in late April 2013, the Compensation Committee reviewed the competitive pay information provided in Longnecker’s report in setting the base salary for our Chief Executive Officer, Stephen C. Taylor. Before the increase in salary during 2013, Mr. Taylor’s base salary fell slightly above the 50th percentile bracket.

In connection with that review, the Committee increased the base salary of Mr. Taylor from $417,600 to $459,250, which moved Mr. Taylor’s base salary to approximately the 56th percentile bracket. The increase was made in recognition of Mr. Taylor’s leadership and contributions to the Company's strong 2012 financial and operational results, which included: (i) increasing gross operating margins by 26% from $34.8 million to $43.8 million, (ii) achieving in 2012 a 44% increase in revenues, 36% increase in operating income, a 30% increase in net income and a 21% increase in EBITDA, (iii) increasing the cash balance by $11.7 million to $28.1 million while investing $32 million in capital for equipment, (iv) increasing earnings per share by 29%, (v) controlling S, G & A expense to under 9% of revenues, (vi) increasing rental revenue by 16% despite a large non-recurring sale from the fleet and (vii) maintaining safety performance.

While the Compensation Committee reviewed the competitive pay information in connection with setting Mr. Taylor's base salary adjustments, together with his contributions toward our goals, the Compensation Committee did not target his base salary to fall within a specific range or percentile of the competitive pay information.

With respect to our other two named executive officers other than our CEO, James Hazlett, our Vice President of Technical Services, base salary for 2013 was $177,500 compared to $163,350 for 2012. The base salary of G. Larry Lawrence, our Vice President and Chief Financial Officer was $150,000 until September 8, 2013, at which time his salary was increased to $170,000 per year in connection with the anniversary of his employment. We continue, as we have in the past, to rely on the following factors in evaluating and determining the amount of compensation we pay these executives:

•	our general knowledge of executive compensation levels in the natural gas compression industry and similarly sized energy service companies;

•	each executive’s individual performance and the overall performance of Natural Gas Services Group; and

•	specific company financial metrics and the application of specific weights to such metrics.

The applicability of these factors varies depending on the type of compensation being evaluated and determined.  For instance, we do not rely on weighted company financial metrics to evaluate and determine base salary levels, but such factor is the primary means through which we evaluate and determine the amount of the cash bonuses we award to our executives. Below is a more detailed discussion of how these factors apply to the different types of compensation we utilize.

Short-Term Incentives - Annual Incentive Bonus Plan

In 2006, the Committee adopted an Annual Incentive Bonus Plan or, the “IBP,” that provides guidelines for the calculation of annual non-equity incentive based compensation in the form of cash bonuses to our executives, subject to Committee oversight and modification.  The bonuses awarded under the IBP are short-term awards in recognition of the overall performance and efforts made by our executives during a particular year. Each year, the Committee approves the group of executives eligible to participate in the IBP and establishes target award opportunities for such executives. For 2013, the Committee modified Mr. Taylor’s target award opportunity to up to 90% of his base salary. Target award opportunity was 40% of average base salary for Mr. Hazlett and 41% of average base salary for Mr. Lawrence.

In 2013, 90% of an executive officer’s IBP award was based on achievement of company financial objectives relating to:

•	total revenues;

•	EBITDA; and

•	net income before taxes.

Each of these three components accounts for 30% of the total company financial objective portion of the IBP.  The remaining 10% of an executive officer’s IBP award is based upon individual performance as evaluated by our CEO (except with respect to our CEO whose individual performance is evaluated by the Committee).

Each year, the Committee sets a target level for each component of the company financial objective portion of the IBP.  The payment of awards under the IBP is based upon whether these target levels are achieved for the year. Payout on each of the three financial objectives is as follows:

•	75% of the bonus amount attributable to a financial component will be paid if we achieve at least 90% of the target amount;

•	100% of the bonus amount attributable to a financial component will be paid if we achieve at least 100% of the target amount; and

•	125% of the bonus amount attributable to a financial component will be paid if we achieve at least 110% of the target amount.

Thus, if we achieve 100% on each of the target levels for each of the three components of the company financial objective portion of the IBP, an executive with a base salary of $100,000 and a target award opportunity of 40% will receive a cash bonus of $40,000, assuming the executive receives the full amount (10%) of the individual performance portion of the IBP.  If we do not achieve at least 90% of the target levels for all of the components, the Committee will decrease the target award opportunity for each executive officer by a percentage of up to 30% for each component in which there is a shortfall.

For instance, if we meet all target levels except that we achieve less than 90% of the target level for EBITDA, the Committee will decrease the executive's award opportunity by up to 30%.  With respect to the executive described above, the award opportunity for such executive would be reduced from 40% to as low as 28% (the target bonus of 40% multiplied by 70%), in which case the executive would receive a cash bonus of $28,000, assuming the executive receives the full amount of the individual performance portion of the IBP. Had we achieved at least 90% of the target level for EBITDA, but less than 100%, then the executive would receive 75% of the bonus amount attributable to EBITDA component, which would equate to an additional $9,000 for a total bonus of $37,000.

Similarly, if we achieve at least 110% of each of the three financial component targets, then the executive described above would receive a bonus of $49,000 ($4,000 for the individual performance portion plus $45,000 for achieving at least 110% on each of the three financial components calculated by multiplying $40,000 times 90% times 125%).

The following table sets forth the bonus financial criteria and target thresholds set by the Committee and compares such thresholds to actual performance achieved and the resulting bonus payout percentages earned in 2013:

2013 Annual Incentive Bonus Plan

Bonus Criteria	Base Target	Actual Performance	% of Base Achieved	Base Target Payout
Revenue	$83,500,000	$89,248,314	106.9%	30.0%
Net Income before Taxes	18,279,400	22,512,133	123.2%	37.5%
EBITDA*	37,488,000	40,712,021	108.6%	30.0%
Personal Performance				10.0%
Total				107.5%

*     EBITDA is defined as the Company's earnings before interest, income taxes, depreciation, and amortization, and is an indicator of operating performance.

(1) As noted in the discussion of the Plan, the bonus amount increases to 125% of the 30% payout for each financial component when actual results equals or exceeds the target threshold by 110%.

The following table sets forth the maximum bonus eligibility set by the Committee for 2013 for each of our named executive officers, and based upon the payout percentages noted in the table above, the bonus payout amount earned by each named executive for 2013 under our Annual Incentive Bonus Plan:

Name	Title	Base Salary	Max Bonus Eligibility	Max Bonus $	Bonus Payout %	Bonus Payouts
Stephen C. Taylor	President & CEO	$459,250	90%	$413,325	107.5%	$444,324
G. Larry Lawrence	Chief Financial Officer	$152,800	41%	$62,648	107.5%	$66,854
James R. Hazlett	VP- Technical Services	$177,500	40%	$71,000	107.5%	$76,325

As noted in the tables above, actual financial performance for 2013 exceeded the financial target, by over 110%, for the net income before taxes metric; thus, 125% (i.e., payout for this metric was 37.5%) of the maximum bonus that could have been earned was awarded for that metric. The base salary and max bonus eligibility for Mr. Lawrence changed during the 2013 year and is prorated in the bonus calculations as a result.

With respect to the personal performance criteria, the Committee awarded Messrs. Taylor, Lawrence and Hazlett the maximum amount payable under this component, or 10% of the maximum bonus amount that could have been earned in 2013. In addition to the committee's non-quantitative evaluation of each executive's performance, with respect to all of the named executives, the Committee made this award in recognition of the Company's 2013 financial and stock performance.

With respect to Mr. Taylor’s personal performance criteria, the Committee also based its full award on his successful strategic expansion into marketing our products to customers in oil shale plays and for his geographic expansion of our business.

With respect to Mr. Lawrence’s personal performance criteria, the Committee also based its full award on his success in strengthening the Company’s accounting department and internal audit functions, along with improving our information technology platform in a cost-effective manner.

With respect to Mr. Hazlett’s personal performance criteria, the Committee also based its full award on his efficiently increasing our compressor fabrication output in connection with our growth.

Long-Term Incentives - Restricted Stock Awards

We consider restricted stock to be a type of long-term incentive compensation that motivates our executive officers to work toward our long-term growth and allows them to participate in the growth and profitability of Natural Gas Services Group.  We believe that restricted stock aligns the interests of our executive officers with our shareholders in that our executive officers will benefit from the options only to the extent that the value of our common stock increases. With the exception of Mr. Taylor, our Chief Executive Officer, the number of shares of restricted stock granted to an executive officer is based on a subjective determination of an officer’s individual performance and his current contributions and potential for future contributions to the overall performance of Natural Gas Services Group. In Mr. Taylor’s employment agreement we have agreed to award Mr. Taylor a restricted stock award or equivalent equity awards in January of each year with an aggregate minimum value equal to at least 175% of his Base Salary, subject to one-year vesting terms and other standard terms which shall be established by the Compensation Committee taking into account the performance of the Company, Mr. Taylor and industry norms.

In 2009, we adopted the 2009 Restricted Stock/Unit Plan (the “Plan”) and it went into effect upon its approval by our shareholders at our 2009 annual meeting. The Compensation Committee does not have any specific program or plan with regard to the timing or dating of restricted stock or unit grants. However, the Committee's practice will likely be to grant awards after Natural Gas Services Group's annual earnings releases. We have not and do not plan to purposefully time the release of material non-public information for the purpose of affecting the value of executive compensation.

During the first quarter of 2014, the Company granted the following restricted stock awards in connection with our 2013 financial results and personal accomplishments of our named executive officers:

Name	Dollar Value of the Award	Number of Restricted Shares Awarded
Stephen C. Taylor, CEO and President	$1,389,196	49,420
James R. Hazlett, Vice President - Technical Services	$456,150	15,000
G. Larry Lawrence, Chief Financial Officer	$456,150	15,000

Prior to entering into a new employment agreement with Mr. Taylor in October 2013, we were required to issue Mr. Taylor a set number of shares of options or equity equivalents regardless of the market price of our common stock at the date of the award. In connection with the compensation analysis and report prepared by Longnecker, the Committee’s independent compensation consultant, Longnecker recommended that the Committee consider revising its approach to grant Mr. Taylor restricted stock under the Plan based on a target percentage of Base Salary each year in order to deliver consistent value via long-term incentive. The Committee further reviewed the data contained in the Longnecker report related to long-term incentive awards, including median award levels with our Custom Peer Group. After duly considering the foregoing, the Committee agreed to this approach and as noted above, we have agreed in Mr. Taylor’s new employment agreement to grant a restricted stock award or equivalent equity awards in January of each year with an aggregate minimum value equal to at least 175% of his Base Salary, subject to one-year vesting terms. See “Compensation Agreements with Management” beginning on page 37 of this Proxy Statement for information concerning Mr. Taylor’s new employment agreement.

The Committee also reviewed Mr. Taylor's total compensation level along with Company's performance and Mr. Taylor's personal performance in connection with determining the value of the 2013 restricted stock award. As a result of the Committee's review, we awarded Mr. Taylor (i) 31,450 shares of restricted common stock pursuant to the terms of his employment agreement and (ii) an additional 17,970 shares of restricted common stock in recognition of our strong 2013 financial results and stock performance, for a total award of 49,420 shares of restricted common stock. The restricted shares are subject to a one year vesting period, although such vesting is subject to acceleration and will immediately vest in the case of (i) death, disability or retirement of the recipient employee, or (ii) a change of control in the Company, as set forth in the Plan.

On March 20, 2014, the Compensation Committee awarded 15,000 shares of restricted common stock to each of G. Larry Lawrence, our Chief Financial Officer and James R. Hazlett, our Vice President - Technical Services. The awards are conditioned upon, and the shares will not be issued unless we receive approval of a resolution to increase the shares reserved for issuance under the Plan which is set forth in Proposal #4 of this Proxy Statement. The restricted shares, if issued, are subject to a one year vesting requirement from the date of grant. All of the restricted shares are subject to acceleration and will immediately vest in the case of (i) death, disability or retirement of the recipient employee, or (ii) a change of control in the Company, as set forth in the Plan.

The additional restricted shares which were issued to Mr. Taylor in excess of the 175% of his Base Salary obligation under the terms of his employment agreement, and the restricted stock awards to our other two named executive officers were made in recognition of the Company's strong 2013 financial performance as set forth under "Fiscal Year 2013 Performance" on page 16 of this Proxy Statement.

Further information concerning these awards is set forth in column (i) of the "Summary Compensation Table" on page 27 and column (i) of the "Grants of Plan-Based Awards for Fiscal 2013" on page 29.

Other Compensation

We maintain a 401(k) retirement plan in which all of our executives and employees are eligible to participate.  We match executive and employee contributions to our 401(k) plan, on an equal percentage basis, with cash contributions.  The Company matching portion is equal to one-half of the employee’s annual contribution up to a maximum of 3% of the employee’s salary. Our matching amounts for our executive officers are included in column (i) of the “Summary Compensation Table” on page 27.

Other than the reductions that can occur with respect to the target award opportunities of our executives under our Annual Incentive Bonus Plan, we do not have a written policy or formula regarding the adjustment, reduction or recovery of awards or payments if company performance measures are restated or adjusted in a manner that would reduce the award or payment.  However, the Committee does consider compensation realized or potentially realizable from prior compensation awards in setting new types and amounts of compensation, the result of such consideration being varying increases in annual salaries and cash bonuses, with percentage increases in some cases being smaller than previous years.

Total Direct Compensation

In determining the extent to which our executive compensation program meets the Committee’s compensation philosophy and objectives, the Committee emphasizes the competitiveness of total compensation (the aggregate of base salary, annual cash bonus incentive payment, and the grant value of long-term incentive plan award). In reviewing the Custom Peer Group data from Longnecker’s study and discussing with Longnecker the pay practices of our peers, the Committee targeted its total compensation for Mr. Taylor, our CEO, at approximately the 75th percentile bracket considering our strong 2013 financial results and significant stock appreciation of nearly 62%.

Employment Agreements

On October 23, 2013, we entered into a new three year written employment agreement with Stephen C. Taylor, our President and Chief Executive Officer. We do not have written employment agreements with any of our other executive officers. We employed Mr. Taylor in January 2005 and the terms of his employment were governed by a verbal arrangement until August 2005 when we negotiated and entered into a written employment agreement with him which expired on January 13, 2008. On October 25, 2008 we entered into a five year written employment agreement with Mr. Taylor that was replaced with the current agreement. See “Compensation Agreements with Management” beginning on page 37 of this Proxy Statement for information concerning Mr. Taylor’s new employment agreement.

Allocation of Amounts and Types of Compensation

Other than the restricted stock awards we grant to our executives from time to time and the determinations made by the Committee as to specific target award opportunities under our IBP, the allocation of different amounts and types of compensation has not been a consideration for us, except with respect to our Chief Executive Officer whose employment agreement requires an annual restricted stock award or similar equity award with a value of at least 175% of his base salary.  The Committee has not adopted a specific policy or target for the allocation between amounts or types of compensation.  We believe that the use of stock awards in our compensation package will align the interests of our management and employees with our stockholders.  Notwithstanding moderately increasing the use of stock-based compensation, we intend to maintain and continue our practice of having a simplified, but effective and competitive, compensation package.

Change of Control and Severance Arrangements

Our 1998 Stock Option Plan, as amended, and our 2009 Restricted Stock/Unit Plan contains change of control provisions.  In addition, Mr. Taylor’s employment agreement contains change of control and severance provisions.  Information regarding these provisions is provided under the caption “Potential Payments Upon Termination or Change of Control” on page 34.

Stock Ownership/Retention Guidelines

We have not in the past had written guidelines or policy statements that required our executives to maintain specified levels of stock ownership or adhere to specified “holding” practices with regard to our common stock.

Perquisites

We provide limited perquisites to our executives. The primary perquisites include allowing our executives a choice of receiving an automobile allowance or personal use of a company-provided automobile and matching contributions made by Natural Gas Services Group under our 401(k) plan.  Although we provide Mr. Taylor with one club membership, since his use of the club is limited solely for business entertainment, we have not considered it to be a perquisite and have not valued it as such for inclusion in column (i) of the Summary Compensation Table on page 27.

Our executives also participate in the same medical, dental and life insurance plans as other employees.  However, we pay a greater percentage of the premiums for health insurance for our executives than we do for our other employees.

As part of our negotiations with Mr. Taylor relating to his compensation under his employment agreement and as an inducement to Mr. Taylor to join our employment, we agreed to make a cash payment to Mr. Taylor upon his exercise of the 20,000 share stock option granted to him in August 2005 in an amount sufficient to place Mr. Taylor in the same after-tax position he would be in if the income recognized by Mr. Taylor upon his exercise of the stock option were taxed at the then applicable Federal capital gains tax rate.  Mr. Taylor is responsible for all tax due with respect to this cash payment.

Limit on Deductibility of Certain Compensation

Provisions of the Internal Revenue Code that restrict the deductibility of certain compensation over $1 million dollars per year have not been a factor in our considerations or recommendations. Section 162(m) of the Code currently imposes a $1 million limitation on the deductibility of certain compensation paid to specified executives. Excluded from the limitation is compensation that is “performance based.” For compensation to be performance based, it must meet certain criteria, including being based on predetermined objective standards approved by shareholders. The Committee has not taken the requirements of Section 162(m) into account in designing executive compensation.

Say-on-Pay

At our 2013 Annual Meeting of Stockholders held in June 2013, we submitted a proposal to our stockholders regarding our executive compensation practices. The proposal was an advisory vote on the 2012 compensation awarded to our named executive officers (commonly known as a “say-on-pay” vote). Excluding broker non-votes, our stockholders approved our 2012 compensation with 98.5% of the shares that voted on the proposal voted in favor.

We believe that the outcome of our say-on-pay vote indicates our stockholders' support of our compensation approach, specifically our efforts to retain and motivate our named executive officers. In light of this stockholder support, with the exception of hiring an independent compensation consultant to assist the Committee in assessing compensation for our Chief Executive Officer, the Committee determined not to change its approach to 2013 compensation as described in this proxy statement. The Compensation Committee will continue to consider the outcome of say-on-pay votes when making future compensation decisions for our named executive officers.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement for the 2014 Annual Meeting of Shareholders.

Members of the Compensation Committee

William F. Hughes, Jr. (Chairman)
John W. Chisholm
David L. Bradshaw

Executive Compensation

The table below sets forth the compensation earned by, and paid to our CEO, Stephen C. Taylor, and our other named executive officers for services rendered to us for the fiscal years ended December 31, 2011, 2012 and 2013.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(5)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Stephen C. Taylor, Chairman, President & CEO	2013	$444,798	$8,405	$1,389,196	$ 86,860(6)	$444,324	$—	$15,752	$2,389,335
	2012	411,211	3,786	1,148,821	139,518(7)	409,150	—	14,277	2,126,763
	2011	363,000	3,786	1,107,500	711,871(8)	235,043	—	13,062	2,434,262
G. Larry Lawrence, Chief Financial Officer	2013	152,308	3,020	456,150	16,899(9)	66,854	—	13,573	708,804
	2012	129,687	1,356	187,500	16,910(10)	60,256	—	12,517	408,226
	2011	114,615	1,356	225,150	—	42,088	—	12,746	395,955
James R. Hazlett, Vice President, Technical Services	2013	180,989	3,574	456,150	33,819(11)	76,325	—	30,119	780,976
	2012	163,350	1,549	187,500	72,758(12)	70,036	—	30,033	525,226
	2011	148,500	1,549	225,150	88,334(13)	52,885	—	28,267	544,685

(1)	The amounts reflected in column (d) reflect payments under the company's profit sharing program administered to all employees.

(2)	The amounts in column (e) reflect the grant date fair value of stock granted under our 2009 Restricted Stock/Unit Plan.

(3)
The amounts in column (f) reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2011, 2012 and 2013, in accordance with FASB ASC Topic 718, associated with stock option grants under our 1998 Stock Option Plan.  Assumptions used to calculate these amounts are included in footnote 8 for our audited financial statements for the fiscal year ended December 31, 2011; footnote 8 for our audited financial statement for fiscal year ended December 31, 2012; and footnote 8 for our audited financial statement for fiscal year ended December 31, 2013.

(4)
The amounts in column (g) reflect the cash bonus awards to the named executive officers under our Annual Incentive Bonus Plan, which is discussed in further detail on page 20 under the caption “Short-Term Incentives - Annual Incentive Bonus Plan.”

(5)
The amounts shown in column (i) include matching contributions made by Natural Gas Services Group to each named executive officer under our 401(k) plan and the aggregate incremental cost to Natural Gas Services Group of perquisites provided to our named executive officers as follows:

Name	Year	Automobile Allowance	Personal Use of Company Provided Automobiles	Additional Incremental Portion of Health Insurance Premiums Paid for Officers Only	401(k) Plan	Total(a)
Stephen C. Taylor	2013	$—	$1,800	$6,715	$7,237	$15,752
	2012	—	1,237	6,716	6,324	14,277
	2011	—	1,237	5,220	6,605	13,062
G. Larry Lawrence	2013	10,200	—	—	3,373	13,573
	2012	9,808	—	—	2,709	12,517
	2011	10,200	—	—	1,190	11,390
James R. Hazlett	2013	10,200	—	15,828	4,091	30,119
	2012	10,200	—	15,828	4,005	30,033
	2011	10,200	—	13,032	3,846	27,078
Total	2013	20,400	1,800	22,543	14,701	59,444
	2012	20,008	1,237	22,544	13,038	56,827
	2011	20,400	1,237	18,252	11,641	51,530

(6)
This amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2013, in accordance with FASB ASC Topic 718, for (a) 10,000 shares of common stock that vested on January 18, 2013 under the stock option granted to Mr. Taylor on January 18, 2010.

(7)
This amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2012, in accordance with FASB ASC Topic 718, for (a) 10,000 shares of common stock that vested on January 28, 2012 under the stock option granted to Mr. Taylor on January 28, 2009, (b) 10,000 shares of common stock that vested on January 18, 2012 under the stock option granted to Mr. Taylor on January 18, 2010.

(8)
This amount reflects the dollar amount recognized for financial statements reporting purposes for the fiscal year ended December 31, 2011 in accordance with FASB ASC Topic 718, for (a) 13,333 shares of common stock that vested on January 15, 2011 under the stock option granted to Mr. Taylor on January 15, 2008, (b) 8,333 shares of common stock that vested on September 10, 2011 under the stock option granted to Mr. Taylor on September 10, 2008, (c) 10,000 shares of common stock that vested on January 28, 2011 under the stock granted to Mr. Taylor on January 28, 2009 and (d) 10,000 shares of common stock that vested on January 18, 2011 under the stock option granted to Mr. Taylor on January 18, 2010.

(9)
This amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2013, in accordance with FASB ASC Topic 718, for (a) 1,666 shares of common stock that vested on January 24, 2013 under the stock option granted to Mr. Lawrence on January 24, 2011.

(10)
This amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2012 in accordance with FASB ASC Topic 718, for (a) 1,667 shares of common stock that vested on January 24, 2012 under the stock option granted to Mr. Lawrence on January 24, 2011.

(11)
This amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2013, in accordance with FASB ASC Topic 718, for (a) 3,334 shares of common stock that vested on January 24, 2013 under the stock option granted to Mr. Hazlett on January 24, 2011.

(12)
This amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2012 in accordance with FASB ASC Topic 718, for (a) 3,333 shares of common stock that vested on December 9, 2012 under the stock option granted to Mr. Hazlett on December 9, 2009, (b) 3,333 shares of common stock that vested on January 24, 2012 under the stock option granted to Mr. Hazlett on January 24, 2011.

(13)
This amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2011, in accordance with FASB ASC Topic 718, for: (a) 1,333 shares of common stock that vested on September 10, 2011 under the stock option granted to Mr. Hazlett on September 10, 2008, and (b) 3,333 shares of common stock that vested on December 9, 2011 under the stock option granted to Mr. Hazlett on December 9, 2009.

Grants of Plan Based Awards

The table below sets forth the estimated future payouts under non-equity incentive plan awards and restricted stock awards granted and the grant date fair value of such awards.

Grants of Plan-Based Awards for Fiscal 2013

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target	Maxi-mum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Option (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Stephen C. Taylor	1/23/2014	—	—	—	—	—	—	49,420	—	$28.11	$1,389,196
G. Larry Lawrence	3/20/2014	—	—	—	—	—	—	15,000	—	30.41	456,150
James R. Hazlett	3/20/2014	—	—	—	—	—	—	15,000	—	30.41	456,150

(1)
No awards were made under the non-equity Incentive Plan for 2013 except as described of the performance goals under our Annual Incentive Bonus Plan, or the "IBP." More information regarding the IBP and the calculation of awards is provided below and under the caption “Short-Term Incentives - Annual Incentive Bonus Plan” on page 20.

(2)	The information shown in this column reflects awards of restricted stock earned in 2013 (but issued in early 2014) by certain of our officers pursuant to our 2009 Restricted Stock/Unit Plan.

Annual Incentive Bonus Plan

Our Annual Incentive Bonus Plan or, the “IBP,” provides for annual non-equity incentive based compensation in the form of cash bonuses to our executive officers.  Our Compensation Committee administers and determines from year to year the executives that are eligible to participate in the IBP.  The Committee establishes target award opportunities for the executives eligible to participate in the plan.  These target award opportunities are expressed as a percentage of an executive’s base salary.  An executive’s target award opportunity is the maximum cash bonus an executive is eligible to receive in any one year under the IBP.

The Committee establishes annual target levels for Natural Gas Services Group’s total revenues, EBITDA and net income before taxes and assigns a weight of 30% to each of these components.  The executive’s individual performance is assigned a weight of 10%.  If during the year Natural Gas Services Group achieves all of the target levels established by the Committee for total revenues, EBITDA and net income before taxes, and it is determined by the Committee that an executive is entitled to the full 10% weight assigned to individual performance, the executive is entitled to receive the maximum cash bonus amount for the executive for that year.  If any one of the target levels is not met or it is determined that an executive is not entitled to the full 10% weight assigned to individual performance, the cash bonus award for the executive is reduced accordingly.  More information regarding the IBP and the calculation of awards is provided under the caption “Short-Term Incentives – Annual Incentive Bonus Plan” on page 20.

1998 Stock Option Plan

Our 1998 Stock Option Plan provides for the issuance of stock options to purchase up to 750,000 shares of our common stock.  The purpose of this plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide long-term incentives to employees and consultants and to promote the long-term growth and success of our business.  The plan is administered by the Compensation Committee of the Board of Directors.  At its discretion, the Compensation Committee determines the persons to whom stock options may be granted and the terms upon which options will be granted.  In addition, the Compensation Committee may interpret the plan and may adopt, amend and rescind rules and regulations for its administration.  Option awards are generally granted with an exercise price equal to the closing price of our common stock at the date of grant and generally vest based on three years of continuous service and have ten-year contractual terms.

As of December 31, 2013, stock options to purchase a total of 378,852 shares of our common stock were outstanding under the 1998 Stock Option Plan. There were no shares included that relate to our non-employee directors under the compensation arrangements described under the caption “Compensation of Directors” on page 36.

A total of 243,336 shares of common stock were available at December 31, 2013 for future grants of stock options under the 1998 Stock Option Plan. Since the beginning of 2014, we have issued options for 50,000 shares of common stock which has left 193,336 shares available under the 1998 Stock Option Plan as of the date of this proxy statement.

2009 Restricted Stock/Unit Plan

The purpose of our 2009 Restricted Stock/Unit Plan (the “2009 Plan”) is to retain our employees and directors having experience and ability, to attract new employees and directors whose services are considered valuable, to encourage the sense of proprietorship, and to stimulate the active interest of such persons in our development and financial success. We believe that grants of restricted stock and restricted stock units are an increasingly important means to retain and compensate employees and directors.

General Description

Shares Reserved for Issuance under the 2009 Plan.  A total of 300,000 shares of our common stock are reserved for issuance under the 2009 Plan. The number of shares of our common stock available under the 2009 Plan will be subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in our common stock or capital structure. We are seeking approval to increase the authorized shares under the 2009 Plan by 500,000 shares under Proposal #4 included elsewhere in this Proxy Statement.

Administration.  The Plan is administered by the plan administrator, defined as one or more committees the Company designates consisting of independent directors.  The draft of the Plan appoints our Compensation Committee as the administrator (the “Committee”).

Generally, the Committee has the authority, in its discretion, (a) to select officers, directors and employees to whom awards may be granted from time to time, (b) to determine whether and to what extent, awards are granted, (c) to determine the number of shares of our common stock, or the amount of other consideration to be covered by each award, (d) to approve award agreements for use under the Plan, (e) to determine the terms and conditions of any award (including the vesting schedule applicable to the award), (f) to amend the terms of any outstanding award granted under the Plan, (g) to construe and interpret the terms of the Plan and awards granted, and (h) to take such other action not inconsistent with the terms of the Plan, as the Committee deems appropriate.

Types of Awards; Eligibility.  Awards of restricted stock and restricted stock units (RSUs) may be granted under the Plan. Awards of restricted stock are shares of our common stock that are awarded subject to such restrictions on transfer as the Committee may establish. Awards of RSUs are units valued by reference to shares of common stock that entitle a participant to receive, upon the settlement of the unit, one share of our common stock for each unit. Awards may be granted to our officers, directors and employees and our related entities, if any. Each award granted under the Plan shall be designated in an award agreement.

Terms and Vesting of Awards.  As noted above, the Committee determines the terms and conditions of each award granted to a participant, including the restrictions applicable to shares underlying awards of restricted stock and the dates these restrictions lapse and the award vests, as well as the vesting and settlement terms applicable to RSUs. When an award vests, we deliver to the participant a certificate for the number of shares without any legend or restrictions (except as necessary to comply with applicable state and federal securities laws).

In addition to time-based vesting requirements, the Committee is also authorized to establish quantitative and qualitative performance goals in order for awards to vest.  For instance, quantitative performance standards, including, nut not limited to, financial measurements such as (a) increase in share price, (b) earnings per share, (c) total shareholder return, (d) operating margin, (e) gross margin, (f) return on equity, (g) return on assets, (h) net operating income, (i) pre-tax profit, (j) cash flow, (k) revenue, (l) expenses, and (m) EBITDA, or other performance goal requirements may be adopted by the Committee and set forth in the particular restricted stock or RSU agreement which must be met in order for shares to vest.

Termination of Service.  Unless otherwise set forth in an individual award agreement, the Plan and forms of award agreements provide that in the event a participant’s continuous service with us terminates as a result of death, disability or retirement (an “Acceleration Event”), unvested shares or RSUs at the time of termination due to an Acceleration Event will immediately become vested, but only to the extent that such unvested shares or RSUs would have vested within the 12 months following the Acceleration Event.  However, the Committee may revise this default provision on an individual basis as it deems advisable.  For example, the Committee could elect to accelerate vesting for all unvested shares and/or RSUs upon the occurrence of an Acceleration Event, or conversely provide that all unvested shares and/or RSUs are forfeited upon the occurrence of an Acceleration Event.  In the case of a termination of service other than by an Acceleration Event, any unvested shares of RSUs will immediately become null and void, except that with respect to Restricted Stock awards, the Board of Directors may vest any or all unvested shares in its discretion in the case of any termination of service.

In addition, subject to revision by the Committee, the default provisions of the Plan and form of award agreements provide that a Change of Control triggers accelerated vesting of all shares or units.  Under the 2009 Plan, a Change in Control Event is generally defined as:

•	a complete liquidation or dissolution;

•	acquisition of 50% or more of our stock by any individual or entity including by tender offer or a reverse merger;

•	a merger or consolidation in which we are not the surviving entity; or

•
during any period not longer than 12 consecutive months, members of the Board who at the beginning of such period cease to constitute at least a majority of the Board, unless the election, or the nomination for election of each new Board member, was approved by a vote of at least 3/4 of the Board members then still in office who were Board members at the beginning of such period.

Restricted Stock.  Under an award of restricted stock, we issue shares of our common stock in the participant’s name; however, the participant’s rights in the stock are restricted until the shares vest.  If the vesting requirements are not met prior to the end of the vesting period, the shares are forfeited.    In connection with an award of restricted stock, since actual shares are issued and outstanding, the participant is legally entitled to vote the shares and receive any dividends declared and paid on our common stock prior to the satisfaction of the vesting requirements.  However, as discussed above, Participants who hold unvested restricted stock may not sell, assign or transfer such shares until they have vested.

Restricted Stock Units.  Like a restricted stock award, a restricted stock unit is a grant valued in terms of our common stock. Unlike a restricted stock award, none of our common stock is issued at the time the RSU award is granted.  Instead, the award is a mere promise to deliver shares of our common stock upon satisfaction of the vesting requirements.  Upon satisfaction of the vesting requirements of the award, we then issue and deliver the number of shares subject to the award.  If the vesting requirements are not satisfied prior to the end of the vesting period, the units expire and no shares are issued.  Since shares of our common stock are not issued in connection with RSUs until such time as the vesting conditions have been satisfied, participants in the Plan who receive awards of RSUs will not have any voting rights and will not be entitled to dividends until such time as the units vest and shares of our common stock are issued.

Amendment, Suspension or Termination of the Plan.  We may at any time amend, suspend or terminate the Plan. The Plan will be for a term of ten (10) years unless sooner terminated. Awards may be granted under the Plan upon it becoming effective, but awards granted prior to obtaining shareholder approval will be rescinded if the shareholders do not approve the Plan.  We may amend the Plan subject to compliance with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code, and the rules of the NYSE (or such other stock exchange as our common stock may be traded upon at the time).

Change in Capitalization.  Subject to any required action by our shareholders, the number of shares of common stock covered by outstanding awards, the number of shares of common stock that have been authorized for issuance under the 2009 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of common stock that may be granted subject to awards to any participant in a calendar year, and the like, shall be proportionally adjusted by the Committee in the event of: (i) any increase or decrease in the number of issued shares of common stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting our common stock; (ii) any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by us; or (iii) any other transaction with respect to common stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to shareholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any of our convertible securities shall not be deemed to have been “effected without receipt of consideration.” Except as the Committee determines, no issuance by us of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number of shares of common stock subject to an award.

As of April 14, 2014, we had issued 296,283 shares of restricted stock under the 2009 Plan, of which 156,030 have vested and become unrestricted. In early 2014, we also granted 30,000 shares of restricted stock to two of our executive officers in connection with their long-term incentive award for 2013. However, the issuance of such shares is conditioned upon the approval of Proposal #4 contained in this proxy statement to increase the authorized shares under the 2009 Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table shows certain information about stock options outstanding as of December 31, 2013 and held by our CEO, Stephen C. Taylor, and each other named executive officer.

Outstanding Equity Awards at 2013 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights that Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Stephen C. Taylor	45,000	—	—	$9.22	8/26/2015	—	—	—	—
	15,000	—	—	$14.22	11/21/2016	—	—	—	—
	40,000	—	—	$20.06	1/15/2018	—	—	—	—
	25,000	—	—	$17.51	9/10/2018	—	—	—	—
	30,000	—	—	$9.95	1/28/2019	—	—	—	—
	23,852	—	—	$7.84	3/17/2019	—	—	—	—
	30,000	—	—	$19.90	1/18/2020	—	—	—	—
	—	—	—			56,950	$1,149,821	—	—
G. Larry Lawrence	3,333	1667(1)	—	$17.81	1/24/2021	—	—	—	—
	—	—	—			1,667	$25,422	—	—
	—	—	—			6,667	$99,272	—	—
						10,000	$187,500
James R. Hazlett	5,000	—		$17.51	9/10/2018	—	—	—	—
	10,000	—	—	$17.74	12/9/2019	—	—	—	—
	6,667	3333(2)	—	$17.81	1/24/2021	—	—	—	—
	—	—	—			1,667	$25,422	—	—
	—	—	—			6,667	$99,272	—	—
						10,000	$187,500

(1) Under this stock option granted to Mr. Lawrence on January 24, 2011, 3,334 of these shares were currently exercisable at year end, and 1,667 shares became exercisable on January 24, 2013.

(2) Under this stock option granted to Mr. Hazlett on January 24, 2011 6,667 of these shares were currently exercisable at year end and the remaining 3,333 shares will became exercisable on January 24, 2014.

Option Exercises and Stock Vested in 2013

In the table below, we show certain information about (i) the number of shares of common stock acquired upon exercise of stock options by each of the named executive officers in 2013 and the value realized on exercise of the stock options and (ii) stock awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting
(a)	(b)	(c)	(d)	(e)
Stephen C. Taylor	—	—	50,000	$897,500
G. Larry Lawrence	—	—	4,999	89,732
James R. Hazlett	—	—	4,999	89,732

Potential Payments Upon Termination or Change of Control

Our 1998 Stock Option Plan and 2009 Restricted Stock/Unit Plan contains “change of control” provisions. These provisions are designed to provide some assurance that we will be able to rely upon each executive’s services and advice as to the best interests of Natural Gas Services Group and our shareholders without concern that the executive might be distracted by the personal uncertainties and risks created by any proposed or threatened change of control and to promote continuity of our executive team.

Under our stock option plan, the Committee may adjust the stock options held by our executives upon the occurrence of a change of control. With this authority, the Committee may in its discretion elect to accelerate the vesting of any stock options that were not fully vested and allow for the exercise of such options as to all shares of stock subject thereto.

Likewise, under our 2009 Restricted Stock/Unit Plan, a change in control will accelerate the vesting of all awards under the plan unless the Committee has provided otherwise in a particular award under the plan.  In addition, upon death, disability or retirement, any vesting or other restrictions on the restricted stock awards will accelerate or lapse such that all shares underlying a restricted stock award will become unencumbered.

As noted in the tables above and summarized below, our named executive officers have stock options and restricted stock awards which are subject to certain vesting requirements.

At December 31, 2013, Mr. Taylor had unvested restricted stock awards which were subject to forfeiture as follows:

•	restricted stock award for 56,950 shares of common stock.

At December 31, 2013, Mr. Hazlett had unvested options and restricted stock awards which were subject to forfeiture as follows:

•	option to purchase 3,333 shares of common stock with an exercise price of $17.81 per share;

•	restricted stock award for 1,667 shares of common stock;

•	restricted stock award for 6,667 shares of common stock and

•	restricted stock award for 10,000 shares of common stock.

At December 31, 2013, Mr. Lawrence had unvested options and restricted stock awards which were subject to forfeiture as follows:

•	option to purchase 1,666 shares of common stock with an exercise price of $17.81 per share;

•	restricted stock award for 1,667 shares of common stock;

•	restricted stock award for 6,667 shares of common stock and

•	restricted stock award for 10,000 shares of common stock.

Each of these options and restricted stock awards could have become fully exercisable or unrestricted on December 31, 2013 assuming a change of control were to have occurred on that date.  In addition, the restricted stock awards would have been issued without restrictions on December 31, 2013, assuming the named executive officer had died, became disabled or retired.  The closing price of our common stock on December 31, 2013, was $27.57 per share.  Accordingly, on December 31, 2013, assuming the vesting of the options had been accelerated by the Compensation Committee, there was no potential for Messrs. Taylor, Hazlett or Lawrence to realize any immediate value upon exercise of the options since their exercise price exceeded the market value of our common stock as of that date.  Had there been a change in control event or had the named executive officer died, became disabled or retired on December 31, 2013, the vesting terms of the restricted stock awards would have lapsed and the shares would have become unrestricted.  As a result, there was a potential for Messrs. Taylor, Hazlett and Lawrence to realize immediate value upon the lapse of restrictions on restricted stock awards as follows:  Mr. Taylor --$1,149,821; Mr. Hazlett --$312,193; and Mr. Lawrence --$312,193.

As described under “Compensation Agreements with Management” on page 37, we entered into a written employment agreement with Stephen C. Taylor, President, CEO and Chairman of the Board in October 2013.  Under the employment agreement, Mr. Taylor is eligible for certain benefits in connection with a change in control.  These provisions were included in Mr. Taylor’s initial employment agreement with us and were continued in his current agreement as part of our negotiations with Mr. Taylor as to the terms of his employment and as an inducement for him to continue his employ with our company.  The change of control and severance provisions were designed to promote stability and continuity with respect to Mr. Taylor’s employment as our CEO and President.

The table below shows the potential payments to Mr. Taylor under (i) the change of control and severance provisions contained in his employment agreement, (ii) stock options, and (iii) the restricted stock awards.  The potential payments are based on Mr. Taylor’s salary level and compensation package as of December 31, 2013, and the assumption that the change of control or severance event occurred on December 31, 2013.

Chief Executive Officer Potential Payments Table

Potential Payments and other Benefits upon a Change of Control or Severance	Fundamental Change	Termination Upon Fundamental Change	Voluntary Resignation or Retirement	Death	Incapacity or Inability to Perform Duties	Termination for Cause	Termination Without Cause
Compensation:
Salary	$—	$1,377,750	$—	$—	$—	$—	$1,377,750
Short-Term Incentive:
Compensation-Cash
Bonus Under IBP	—	1,377,750	—	—	—	—	1,377,750
Long-Term Incentive:
Stock Options	2,807,200	2,807,200	2,807,200	2,807,200	2,807,200	2,807,200	2,807,200
Restricted Stock Award	56,950	56,950	56,950	56,950	56,950	56,950	56,950
Benefits:
401(k) Plan		1,206	—	—	—	—	—
Medical Benefits	—	19,008	—	—	—	—	—
Dental / Vision Benefits	—	13,644
Life Insurance Benefits	—	1,591	—	—	—	—	—
Other	—	—	—	—	—	—	—
Total	$2,864,150	$5,655,099	$2,864,150	$2,864,150	$2,864,150	$2,864,150	$5,619,650

Compensation of Directors

We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors.  In setting compensation for our Directors, we consider the substantial amount of time that Directors expend in fulfilling their duties to us and our shareholders, as well as the skill-sets required to fulfill these duties.

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of our non-employee Directors during the fiscal years ended December 31, 2013, 2012 and 2011.

Name	Year	Fees Earned Or Paid ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)
Charles G. Curtis	2013	$30,000	$46,875	$—	$—	$—	$—	$76,875
	2012	25,000	33,575	—	—	—	—	58,575
	2011	20,000	43,525	—	—	—	—	63,525
David L. Bradshaw	2013	40,000	46,875	—	—	—	—	86,875
	2012	33,333	37,003	—	—	—	—	70,336
	2011	6,667	—	—	—	—	—	6,667
John Chisholm	2013	30,000	46,875	—	—	—	—	76,875
	2012	25,000	33,575	—	—	—	—	58,575
	2011	20,000	—	—	—	—	—	20,000
William F. Hughes	2013	40,000	46,875	—	—	—	—	86,875
	2012	33,333	33,575	—	—	—	—	66,908
	2011	26,667	43,252	—	—	—	—	69,919

(1)
Our non-employee Directors are paid a quarterly cash fee for their attendance at each meeting of our Board of Directors.  The cash fee payable to our non-employee Directors for 2013 was $7,500 per quarter.  Each of our non-employee Directors received a cash fee payment of $7,500 for the four quarters in 2013, totaling $30,000. In addition, the Chairman of the Audit Committee, David Bradshaw was entitled to an additional quarterly cash fee in the amount of $2,500; and the Chairman of the Compensation Committee, William F. Hughes Jr., was entitled the same additional quarterly cash fee of $2,500. In 2012, our non-employee Directors were paid a quarterly cash fee for their attendance at each meeting of our Board of Directors.  The cash fee payable to our non-employee Directors was $6,250 per quarter. Each of our non-employee Directors received a cash fee payment of $6,250 for the four quarters in 2012, totaling $25,000; and in 2011, the quarterly cash fee for attendance at each meeting of our Board of Directors was $5,000. In addition, the Chairman of the Audit and Compensation Committee was entitled to an additional quarterly cash fee in the amount 33% of their base cash fee.

(2)
On March 21, 2013, each of our non-employee Directors were granted 2,500 restricted shares of common stock at an issue price of $18.75 per share; on March 28, 2012, each of our non-employee Directors were granted 2,500 restricted shares of common stock at an issue price of $13.43 per share; and on April 11, 2011 each of our non-employee Directors were granted 2,500 restricted shares of common stock at an issue price of $17.41 per share.

Cash Compensation Paid to Directors

We pay our non-employee Directors a quarterly cash fee for their attendance at each meeting of our Board of Directors.  The cash fee payable to our non-employee Directors for 2013 was $7,500 per quarter.  In addition, the Chairman of the Audit Committee was entitled to an additional quarterly cash fee in the amount of $2,500; and the Chairman of the Compensation Committee was entitled the same additional quarterly cash fee of $2,500.

Equity Based Compensation Paid to Directors

In 2010 and earlier years each non-employee director received an annual stock option award for their service as director. Beginning in 2011, our Board of Directors revised the equity-based component of the Board’s compensation.  The Board of Directors has terminated the annual stock option award and in its place, each Director will receive a grant of 2,500 shares of restricted shares of Company common stock.  The restricted shares are subject to vesting whereby no shares will vest during the first year, and then upon the first anniversary date of the award, one-fourth of the shares will vest every three months so that all restricted shares will have vested on the second anniversary date of the grant of the award.

Directors who are our employees do not receive any compensation for their services as Directors.

Other

All Directors are reimbursed for their expenses incurred in connection with attending meetings.

We provide liability insurance for our Directors and officers. The cost of this coverage for 2013 was $93,440.

We do not offer non-employee Directors travel accident insurance, life insurance or a pension or retirement plan.

Compensation Agreements with Management

On October 23, 2013, we and Stephen C. Taylor entered into a new employment agreement (the “Employment Agreement”), pursuant to which Mr. Taylor continues his employment as our Company’s President and Chief Executive Officer. The new Employment Agreement became effective on the same date and Mr. Taylor’s previous employment agreement with the Company, which was set to expire on October 25, 2013, was terminated in connection therewith.

The term of the Employment Agreement is for three years but the agreement contains an “evergreen” feature whereby the agreement is automatically extended on a monthly basis on the last day of each month so that the term of the agreement will always be three years unless written notice of nonrenewal is given by the Company. If a notice of nonrenewal is given, the term of employment then ends three years from the date of that written notice of nonrenewal unless terminated earlier as described below. The Employment Agreement provides for Mr. Taylor to receive a base salary, potential cash bonus, equity compensation, and certain other benefits, which are summarized below.

Base Salary.  Mr. Taylor’s annual 2013 base salary of $459,250 (“Base Salary”) remained the same for the remainder of 2013.  However, the Base Salary will be reviewed annually at the beginning of the year by, and may be increased at the discretion of, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”).

Bonus.  Mr. Taylor will continue to be eligible for an annual cash bonus under the Company’s current Annual Incentive Bonus Plan. Mr. Taylor’s annual bonus opportunity payable upon achievement of “target” levels shall be at least ninety percent (90%) of Base Salary for 2013 and at least one hundred percent (100%) thereafter. The performance metrics, weighting and thresholds for each annual bonus opportunity will be determined by the Company’s Board of Directors or Compensation Committee in good faith following consultation with Mr. Taylor.

Annual Equity Compensation.  Mr. Taylor will be eligible for annual grants of equity-based incentive awards under the Company’s equity compensation plans.  The Company has agreed to award Mr. Taylor a restricted stock award or equivalent equity awards in January of each year with an aggregate minimum value equal to at least 175% of the Executive's Base Salary, subject to one-year vesting terms and other standard terms which shall be established by the Compensation Committee taking into account the performance of the Company, Mr. Taylor and industry norms.

Benefits.  The Company will provide Mr. Taylor such retirement, and other benefits as are customarily provided to similarly situated executives of the Company, including paid vacation, coverage under the Company’s medical, life, disability and other insurance plans, and reimbursement for all reasonable business expenses in accordance with the Company’s expense reimbursement policy.

Termination. The Company or Mr. Taylor may terminate the agreement prior to the expiration of its Term at any time upon written notice.

Severance upon Early Termination. Mr. Taylor will be entitled to the following severance benefits during the first ten years of his employment:

(A) If (i) the Company terminates Mr. Taylor's agreement without Cause (ii) Mr. Taylor terminates the agreement for Good Reason or due to a Change of Control event (as defined below) or (iii) Mr. Taylor's employment is terminated due to death or disability, then he will receive (a) a lump sum payment equal to 300% of Base Salary and Annual Bonus; (b) vesting of all unvested equity awards or other long-term incentive compensation; (c) continuation of health insurance benefits and payment of any life insurance premiums for a period of 36 months after termination; and (d) receipt of any other vested benefits which had not yet been paid prior to the date of termination.

(B) If Mr. Taylor's employment is terminated for Cause or he voluntarily resigns, then he will be entitled to any unpaid compensation earned through the date of termination and receipt of any other vested benefits which had not yet been paid prior to the date of termination.

(C) If Mr. Taylor retires in compliance with the Company's retirement policy, then he will be entitled to (i) any unpaid compensation earned through the date of retirement; (ii) vesting of all unvested equity awards or other long-term incentive compensation; and (iii) receipt of any other vested benefits which had not yet been paid prior to the date of termination.

After the tenth anniversary date of Mr. Taylor's employment agreement, in the event the Company delivers to Mr. Taylor a Notice of Nonrenewal and:

(A) his employment is automatically terminated upon the expiration of the remaining three year term, Mr. Taylor shall be entitled to (i) any unpaid compensation earned through the date of retirement; (ii) vesting of all unvested equity awards or other long-term incentive compensation; and (iii) receipt of any other vested benefits which had not yet been paid prior to the date of; or

(B) his employment is terminated prior to the expiration of the remaining three year term, unless said termination is due to Cause, voluntary resignation or retirement, then Mr. Taylor shall be entitled to (i) lump sum payment of his Base Salary at the time of termination for the remainder of the three year term of the agreement; (ii) a lump sum cash payment equal to 100% of the Annual Bonus for each full year (if any) remaining in the three year term, plus a pro-rata portion of such Annul Bonus for any partial remaining year in the three year term; (iii) vesting of all unvested equity awards or other long-term incentive compensation; (iv) continuation of health insurance benefits and payment of any life insurance premiums for the remainder of the three year term of the agreement; and (v) receipt of any other vested benefits which had not yet been paid prior to the date of termination.

Under the Employment Agreement, a "Change of Control" event includes (i) the acquisition by a person, entity or group of related persons or entities of more than 30% of the total voting power in the Company (excluding sales to underwriters in a public offering); (ii) consummation of the sale of 50% or more of the Company's assets; (iii) consummation of a merger or consolidation of the Company with or into an entity unless the voting securities of the Company immediately prior to the merger or consolidation continue to represent more the 70% of the voting power of the surviving entity after the merger or consolidation; and (iv) replacement of at least a majority of the incumbent members of the Company's Board of Directors, excluding directors whose election to the Board was approved by at least a majority of the then incumbent directors, subject to further limited exceptions as set forth in the "Change of Control" definition in Employment Agreement.

Under the Employment Agreement, a "Good Reason" event includes (i) a material diminution of Mr. Taylor's duties, control, authority or status or position; (ii) a material reduction in Mr. Taylor's compensation; (iii) a material breach by the Company of the Employment Agreement; or (iv) a relocation of more than 50 miles of Mr. Taylor's principal office with the Company or its successor.

Non-Competition and Non-Solicitation. In connection with the payment of the severance benefits described above, for a period of two years following Mr. Taylor’s separation from the Company, he may not compete with the Company in any geographic area within a 100 mile radius of a Company owned or leased facility which is Company staffed and actively engaging in business on behalf of the Company.

Clawbacks.  Mr. Taylor’s incentive compensation will be subject to clawback regulations in effect under applicable law.

We do not have any written employment agreements with our other executive officers.

Limitation on Directors’ and Officers’ Liability

Our Articles of Incorporation provide our Directors and Officers with certain limitations on liability to us or any of our shareholders for damages for breach of fiduciary duty as a Director or officer involving certain acts or omissions of any such Director or Officer.

This limitation on liability may have the effect of reducing the likelihood of derivative litigation against Directors and Officers and may discourage or deter shareholders or management from bringing a lawsuit against Directors and Officers for breach of their duty of care even though such an action, if successful, might otherwise have benefited our shareholders and us.

Our Articles of Incorporation and bylaws provide certain indemnification privileges to our Directors, employees, agents and officers against liabilities incurred in legal proceedings.  Also, our Directors, employees, agents or officers who are successful, on the merits or otherwise, in defense of any proceeding to which he or she was a party, are entitled to receive indemnification against expenses, including attorneys’ fees, incurred in connection with the proceeding.

We are not aware of any pending litigation or proceeding involving any of our Directors, Officers, employees or agents as to which indemnification is being or may be sought, and we are not aware of any other pending or threatened litigation that may result in claims for indemnification by any of our Directors, officers, employees or agents.

Even though we maintain Directors’ and Officers’ liability insurance, the indemnification provisions contained in our Articles of Incorporation and bylaws remain in place.

Procedures for Reviewing Certain Transactions

On March 7, 2007, we adopted a written policy for the review, approval or ratification of related party transactions. All of our officers, Directors and employees are subject to the policy. Under this policy, the Audit Committee will review all related party transactions for potential conflict of interest situations. Generally, our policy defines a “related party transaction” as a transaction in which we are a participant and in which a related party has an interest. A “related party” is:

•	any of our Directors, Officers or employees or a nominee to become a Director;

•	an owner of more than 5% of our outstanding common stock;

•	certain family members of any of the above persons; and

•	any entity in which any of the above persons is employed or is a partner or principal or in which such person has a 5% or greater ownership interest.

Approval Procedures

Before entering into a related party transaction, the related party or our department responsible for the potential transaction must notify the CEO or the Audit Committee of the facts and circumstances of the proposed transaction.  If the amount involved is equal to or less than $100,000, the proposed transaction will be submitted to the CEO.  If the amount involved exceeds $100,000, the proposed transaction will be submitted to the Audit Committee.  Matters to be submitted will include:

•	the related party’s relationship to us and interest in the transaction;

•	the material terms of the proposed transaction;

•	the benefits to us of the proposed transaction;

•	the availability of other sources of comparable properties or services; and

•	whether the proposed transaction is on terms comparable to terms available to an unrelated third party or to employees generally.

The CEO or the Audit Committee, as applicable, will then consider all of the relevant facts and circumstances available, including the matters described above and, if applicable, the impact on a director’s independence.  Neither the CEO nor any member of the Audit Committee is permitted to participate in any review, consideration or approval of any related party transaction if such person or any of his or her immediate family members is the related party. After review, the CEO or the Audit Committee, as applicable, may approve, modify or disapprove the proposed transaction. Only those related party transactions that are in, or are not inconsistent with, our best interests and that of our shareholders will be approved.

Ratification Procedures

If one of our officers or Directors becomes aware of a related party transaction that has not been previously approved or ratified by the CEO or the Audit Committee then, if the transaction is pending or ongoing, the transaction must be submitted, based on the amount involved, to either the CEO or the Audit Committee and the CEO or the Audit Committee will consider the matters described above. Based on the conclusions reached, the CEO or the Audit Committee, as applicable, will evaluate all options, including ratification, amendment or termination of the related party transaction. If the transaction is completed, the CEO or the Audit Committee will evaluate the transaction, taking into account the same factors as described above, to determine if rescission of the transaction or any disciplinary action is appropriate, and will request that we evaluate our controls and procedures to determine the reason the transaction was not submitted to the CEO or the Audit Committee for prior approval and whether any changes to the procedures are recommended.

We did not have any related party transactions in 2013 with our Officers or Directors.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

For purposes of the following tables, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock that such person has the right to acquire within 60 days.

The following table indicates the beneficial ownership of our common stock as of April 8, 2014 by: (1) each of our current directors and nominees for election; (2) our chief executive officer, principal accounting officer and our other named executive officers (as defined in Item 402(a) (3) of Regulation S-K) (together as a group, the " Named Executive Officers "); and (3) all of our current directors, nominees and executive officers as a group, based on our records and data supplied by each of the current directors, nominees and executive officers.

Name of Beneficial Owner and Position	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Directors & Nominees Who Are Not Named Executive Officers

John W. Chisholm	25,788(2)	*
Current Director

Charles G. Curtis	73,645(3)	*
Current Director & Director Nominee

William F. Hughes, Jr.	137,788(4)	1.00%
Current Director

David L. Bradshaw	8,496	*
Current Director

Named Executive Officers

Stephen C. Taylor	400,117(5)	3.16%
Chief Executive Officer, Current Director & Director Nominee
James R. Hazlett	70,010(6)	*
Vice President – Technical Services
G. Larry Lawrence	35,000(7)	*
Chief Financial Officer
All Directors (and nominees) and executive officers as a group (7 persons)	750,844(8)	5.89%

*    Less than one percent.

(1) The number of shares listed includes all shares of common stock owned by, or which may be acquired within 60 days of April 8, 2014 upon exercise of warrants and options held by the shareholder (or group). Beneficial ownership is calculated in accordance with the rules of the Securities and Exchange Commission.  Unless otherwise indicated, all shares of common stock are held directly with sole voting and investment powers. As of April 8, 2014, none of the shares of common stock owned by our officers and Directors had been pledged as collateral to secure repayment of loans.

(2) Includes 15,000 shares of common stock that may be acquired upon exercise of stock options granted under our 1998 Stock Option Plan.

(3) Includes 25,000 shares of common stock that may be acquired upon exercise of stock options granted under our 1998 Stock Option Plan.

(4) Includes 110,500 shares of common stock indirectly owned by Mr. Hughes through the William and Cheryl Hughes Family Trust and 15,000 shares that may be acquired upon exercise of stock options granted under our 1998 Stock Option Plan.  Mr. and Mrs. Hughes are co-trustees of the William and Cheryl Hughes Family Trust and have shared voting and investment powers with respect to the shares held by the trust.  Mr. and Mrs. Hughes are beneficiaries of the trust along with their two children.

(5) Includes 208,852 shares of common stock that may be acquired upon exercise of stock options granted to Mr. Taylor as an inducement for his employment and under our 1998 Stock Option Plan.

(6) Includes 25,000 shares of common stock that may be acquired upon exercise of stock options granted under our 1998 Stock Option Plan.

(7) Includes 10,000 shares of common stock that may be acquired upon exercise of stock options granted under our 1998 Stock Option Plan.

(8) Includes 288,852 shares of common stock that may be acquired upon exercise of stock options.

The following table sets forth information as of April 8, 2014 regarding the beneficial owners of more than five percent of the outstanding shares of our Common Stock. To our knowledge, there are no beneficial owners of more than five percent of the outstanding shares of our Common Stock as of April 8, 2014 other than those set forth below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Blackrock, Inc.	802,625(1)	6.44%
40 East 52nd Street
New York, New York 10022

Neuberger Berman Group LLC	1,393,635(2)	11.18%
605 Third Avenue
New York, New York 10158

Dimensional Fund Advisors	896,423(3)	7.19%
Palisades West, Building One, 6300 Bee Cave Road
Austin, Texas 78746

(1)
As reported in Amendment No. 4 to Schedule 13G filed with the Securities and Exchange Commission on January 30, 2014.  Blackrock, Inc. has the sole voting and dispositive power over the shares reported in the table above.

(2)
As reported in Amendment No. 5 to Schedule 13G filed with the Securities and Exchange Commission on February 13, 2014.  According to the filing, Neuberger Berman Group LLC and Neuberger Berman LLC beneficially own the shares.

(3)
As reported in Amendment No. 2 to schedule 13G filed with the Securities and Exchange Commission in February 10, 2014. According to the filing, Dimensional Fund Advisors holds voting and/or investment power over the shares, but economic ownership is beneficially by four investment companies.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and officers to file periodic reports of beneficial ownership with the Securities and Exchange Commission.  These reports show the Directors’ and officers’ ownership and the changes in ownership of our common stock and other equity securities.

Based on a review of Section 16(a) filings, all transactions in our equity securities required to be reported by Section 16(a) of the Securities Exchange Act of 1934, as amended, were reported on a timely basis.

REPORT OF THE AUDIT COMMITTEE

Our Audit Committee is responsible for overseeing the integrity of our financial statements; financial reporting processes; compliance with legal and regulatory requirements; the independent registered public accounting firm qualifications and independence; and the performance of our internal accounting functions and independent registered public accounting firm.

Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the Standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon.  The Audit Committee reviews with management our financial statements and management’s assessment of internal controls over financial reporting; reviews with the independent registered accounting firm their independent report on the condition of the company's financial statements; and reviews the activities of the independent registered public accounting firm.  The Audit Committee selects our independent registered public accounting firm each year.  The Audit Committee also considers the adequacy of our internal controls and accounting policies.  The chairman and members of the Audit Committee are all independent Directors of our Board of Directors within the meaning of Section 303A of the New York Stock Exchange Listed Company Manual.

The Audit Committee has reviewed and discussed our audited financial statements with our management.  The Audit Committee has also received from, and discussed with, BDO the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit committees)."  In addition, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm matters pertaining to their independence.  Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for 2013 for filing with the Securities and Exchange Commission.  See “Proposal 2 – Ratification of Appointment of Independent Registered Accounting Firm” on the following page for further information.

Respectfully submitted by the Audit Committee,

David L. Bradshaw, Chairman
Charles G. Curtis
William F. Hughes, Jr.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We are asking the stockholders to ratify the Audit Committee’s appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.  BDO USA, LLP is a registered public accounting firm with the Public Company Accounting Oversight Board (“PCAOB”), as required by the Sarbanes-Oxley Act of 2002 and the rules of the PCAOB.  Shareholder ratification of the appointment is not required under the laws of the State of Colorado, but the Board believes it is important to allow the shareholder to vote on the proposal.  In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment.  Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and that of our shareholders.

BDO USA, LLP representatives are expected to attend the 2014 Annual Meeting in person. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

The Board of Directors recommends that the shareholders vote “FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Principal Accountant Fees

Our principal accountant for the fiscal years ended December 31, 2011, 2012 and 2013 was BDO USA, LLP.

Audit Fees

The aggregate fees billed for professional services rendered by BDO USA, LLP for the audit of our financial statements for our fiscal years ended December 31, 2012 and 2013 and the review of the financial statements on Forms 10-Q for the fiscal quarters in such fiscal years were approximately $258,000 and $231,000 respectively.

Audit Related Fees

During the years ended December 31, 2012 and 2013, there were no audit related fees.

Tax Fees

We were not billed by BDO USA, LLP during the years ended December 31, 2012 or 2013.

All Other Fees

No other fees were billed by BDO USA, LLP, during our fiscal years ended December 31, 2012 and 2013, other than as described above.

Audit Committee Pre-Approval Policies and Procedures

As of the date of this proxy statement, our Audit Committee has not established general pre-approval policies and as of December 31, 2013, our Audit Committee had not established pre-approval policies and procedures for the engagement of our principal accountant to render audit or non-audit services.  However, in accordance with Section 10A(i) of the Exchange Act, our Audit Committee, as a whole, approves the engagement of our principal accountant prior to the accountant rendering audit or non-audit services.

Certain rules of the Securities and Exchange Commission provide that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, subject, however, to a de minimus exception contained in the rules.  The Audit Committee pre-approved all services provided by BDO USA, LLP in 2013 and the de minimus exception was not used.

PROPOSAL 3 – CONSIDERATION OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), gives the stockholders the  right to endorse or not endorse the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC's rules.  The proposal, commonly known as a “Say On Pay” proposal, gives our stockholders the opportunity to express their views on the Company's executive compensation.

At the Company's annual meeting of stockholders held in June 2011, our shareholders recommended that the advisory vote on the Say-on-Pay of our named executives in our proxy materials be submitted annually, notwithstanding that our Board of Directors recommended that the advisory vote be submitted every third year. In light of the recommendation of the shareholders, we intend to include the Say-on-Pay advisory vote in our proxy materials on an annual basis until the next shareholder vote on the frequency of Say-on-Pay or our Board of Directors otherwise determines that a different frequency of Say-on-Pay vote is in the best interests of the shareholders.

We are asking our stockholders to indicate whether or not they support the compensation program as described in this proxy statement.  This proposal is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the compensation policies, methodologies and practices described in this proxy statement.  Accordingly, we ask our stockholder to vote “FOR” the following resolution at our annual meeting:

“RESOLVED, that the stockholders approve the compensation of the Company's named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement set forth under the caption “Executive Compensation” of this proxy statement.”

The Company believes its compensation philosophy and programs are strongly linked to performance and results and appropriately aligned with the interests of stockholders.  Our compensation philosophy is to provide an executive compensation program that:

•	rewards performance and skills necessary to advance our objectives and further the interests of our shareholders;

•	is fair and reasonable and appropriately applied to each executive officer;

•	is competitive with compensation programs offered by our competitors; and

•
is appropriately focused on achieving annual financial and operational goals through the Company's cash bonus plan and on maximizing stockholder value over the long term, through grants of restricted shares and stock options.

The Board of Directors recommends that you vote FOR approval, on an advisory basis, of the compensation programs of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement set forth under the caption “Executive Compensation” of this proxy statement.

PROPOSAL 4 – APPROVAL OF AN AMENDMENT TO NATURAL GAS SERVICES GROUP
2009 RESTRICTED STOCK/UNIT PLAN

The Board of Directors Recommends a VOTE FOR this Proposal

We are asking our shareholders to approve an amendment to our 2009 Restricted Stock/Unit Plan (the “2009 Plan”) to (i) increase the maximum number of shares authorized for issuance under the 2009 Plan by 500,000 shares, to a total of 800,000 and (ii) approve the material terms of performance goals under the 2009 Plan for purposes of deductibility under Section 162(m) of the Internal Revenue Code (the "Code").

The 2009 Plan was approved by our shareholders at our Annual Meeting of Shareholders held on June 16, 2009. Currently, there are an aggregate of 300,000 shares of common stock authorized for issuance under the existing 2009 Plan, of which, as of April 15, 2014, 296,283 shares have been issued, and 3,717 shares remain unissued. Of the 296,283 shares issued under the 2009 Plan, 167,022 shares remain subject to potential forfeiture if vesting requirements are not met. The remaining amount of unissued shares is insufficient to meet the Company’s equity compensation requirements during 2014 and beyond.

We estimate that the additional 500,000 shares will be sufficient to meet our needs for approximately the next five year period (including 2014). However, because the number of shares that we may issue in any particular year is subject to Company and individual performance and the market price of our common stock as of the date of the grant of the award, we cannot guarantee that the additional shares will be adequate to cover the estimated five year period. If this proposal is not approved, the existing 2009 Plan shall remain in effect; however, no further new awards will be possible.

Shareholder approval is required in order to increase the number of shares under NYSE listing rules. In addition, we are seeking shareholder approval of the material terms of performance goals under the 2009 Plan. Shareholder approval of such terms would preserve the Company’s ability to deduct compensation associated with future performance-based awards made under the 2009 Plan to certain executives. Section 162(m) of the Code limits the deductions a publicly-held company can claim for compensation in excess of $1 million paid in a given year to its chief executive officer and its three other most highly-compensated executive officers (other than its chief financial officer) (these officers are generally referred to as the “covered employees”). “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap. Restricted stock and restricted stock units that we may grant under the 2009 Plan may qualify as performance-based compensation if the payment, retention or vesting of the award is subject to the achievement during a performance period of performance goals selected by the Compensation Committee. The Compensation Committee retains the discretion to set the level of performance for a given performance measure under a performance-based award. For such awards to qualify as performance-based compensation, the shareholders must approve the material terms of the performance goals every five years. For a discussion of the performance criteria for which approval is being sought, please see the discussion under “General Description -- Terms and Vesting of Awards; Performance Goals” below.

The purpose of the 2009 Plan is to retain executive and key employees and directors of the Company having experience and ability, to attract new employees and directors whose services are considered valuable, to encourage the sense of proprietorship, and to stimulate the active interest of such persons in the development and financial success of the Company. Our Board of Directors believes that increasing the number of shares issuable under the 2009 Plan is necessary to allow us to continue to utilize equity-based compensation awards to retain and attract the services of key individuals essential to our growth and success. Our employees are our most valuable asset and such awards are crucial to our ability to motivate individuals in our service to achieve our goals. The majority of the Company’s operations, including our corporate offices, are located in Midland, Texas, which has witnessed a tight employment market in the past several years due to a robust economy driven by the oil and gas industry. Considering the competitive employment market, our Board of Directors believes that such equity incentives are necessary for us to remain competitive with regard to retaining and attracting qualified individuals. Additionally, the 2009 Plan enables participants to share in our future success. In furtherance of these objectives, the Board of Directors approved the increase in authorized shares under the 2009 Plan, subject to approval by the stockholders at the annual meeting.

We have registered with the SEC on a Form S-8 Registration Statement the shares of common stock currently issuable under the 2009 Plan. If this proposal is approved by our stockholders, the Board of Directors intends to cause the additional shares of common stock that will become available for issuance under the 2009 Plan to be registered on a Form S-8 Registration Statement to be filed with the SEC at the Company’s expense prior grant or vesting of any awards on such additional shares.

A general description of the principal terms of the 2009 Plan as is set forth below. This description is qualified in its entirety by reference to the full text of the 2009 Plan after giving effect to the proposed amendment, a copy of which is attached to this Proxy Statement as Appendix A.

General Description

Shares Reserved for Issuance under the 2009 Plan.    A total of 300,000 shares of Company common stock were initially reserved for issuance under the 2009 Plan. This proposal seeks to increase the reserved shares by 500,000, for a total authorization of 800,000. The number of shares of Company common stock available under the 2009 Plan will be subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the Company common stock or capital structure of the Company.

Administration. The Plan is administered by the plan administrator, defined as one or more committees the Company designates consisting of independent directors.  The draft of the Plan currently appoints the Company’s Compensation Committee as the administrator (the “Committee”).

Generally, the Committee has the authority, in its discretion, (a) to select officers, directors and employees to whom awards may be granted from time to time, (b) to determine whether and to what extent, awards are granted, (c) to determine the number of shares of Company common stock, or the amount of other consideration to be covered by each award, (d) to approve award agreements for use under the Plan, (e) to determine the terms and conditions of any award (including the vesting schedule applicable to the award), (f) to amend the terms of any outstanding award granted under the Plan, (g) to construe and interpret the terms of the Plan and awards granted, and (h) to take such other action not inconsistent with the terms of the Plan, as the Committee deems appropriate.

Types of Awards; Eligibility.  Awards of restricted stock and restricted stock units (RSUs) may be granted under the Plan. Awards of restricted stock are shares of Company common stock that are awarded subject to such restrictions on transfer as the Committee may establish. Awards of RSUs are units valued by reference to shares of common stock that entitle a participant to receive, upon the settlement of the unit, one share of Company common stock for each unit. Awards may be granted to officers, directors and employees of the Company and its related entities, if any. Each award granted under the Plan shall be designated in an award agreement.

Terms and Vesting of Awards; Performance Goals.  As noted above, the Committee determines the terms and conditions of each award granted to a participant, including the restrictions applicable to shares underlying awards of restricted stock and the dates these restrictions lapse and the award vests, as well as the vesting and settlement terms applicable to RSUs. When an award vests, the Company delivers to the participant a certificate for the number of shares without any legend or restrictions (except as necessary to comply with applicable state and federal securities laws.)

In addition to time-based vesting requirements, the Committee is also authorized to establish performance goals in order for awards to vest.  For instance, quantitative performance standards, including, financial measurements such as (a) increase in share price, (b) earnings per share, (c) total shareholder return, (d) operating margin, (e) gross margin, (f) return on equity, (g) return on assets, (h) net operating income, (i) pre-tax profit, (j) cash flow, (k) revenue, (l) expenses, (m) EBITDA, and (n) numbers of customers for various services and products offered by the Company, or other performance goal requirements may be adopted by the Committee and set forth in the particular restricted stock or RSU agreement which must be met in order for shares to vest.

Termination of Service.  Unless otherwise set forth in an individual award agreement, the Plan and forms of award agreements provide that in the event a participant’s continuous service with the Company terminates as a result of death, disability or retirement (an “Acceleration Event”), unvested shares or RSUs at the time of termination due to an Acceleration Event will immediately become vested, but only to the extent that such unvested shares or RSUs would have vested within the 12 months following the Acceleration Event.  However, the Committee may revise this default provision on an individual basis as it deems advisable.  For example, the Committee could elect to accelerate vesting for all unvested shares and/or RSUs upon the occurrence of an Acceleration Event, or conversely provide that all unvested shares and/or RSUs are forfeited upon the occurrence of an Acceleration Event.  In the case of a termination of service other than by an Acceleration Event, any unvested shares of RSUs will immediately become null and void, except that with respect to Restricted Stock awards, the Board of Directors may vest any or all unvested shares in its discretion in the case of any termination of service.

In addition, subject to revision by the Committee, the default provisions of the Plan and form of award agreements provide that a Change of Control triggers accelerated vesting of all shares or units.  Under the 2009 Plan, a Change in Control Event is generally defined as:

•	a complete liquidation or dissolution;

•	acquisition of 50% or more of the Company’s stock by any individual or entity including by tender offer or a reverse merger;

•	a merger or consolidation in which the Company is not the surviving entity; or

•
during any period not longer than 12 consecutive months, members of the Board who at the beginning of such period cease to constitute at least a majority of the Board, unless the election, or the nomination for election of each new Board member, was approved by a vote of at least 3/4 of the Board members then still in office who were Board members at the beginning of such period.

Restricted Stock.   Under an award of restricted stock, the Company issues shares of Company common stock in the participant’s name; however the participant's rights in the stock are restricted until the shares vest.  If the vesting requirements are not met prior to the end of the vesting period, the shares are forfeited.    In connection with an award of restricted stock, since actual shares are issued and outstanding, the participant is legally entitled to vote the shares and receive any dividends declared and paid on the Company’s common stock prior to the satisfaction of the vesting requirements.  However, as discussed above, Participants who hold unvested restricted stock may not sell, assign or transfer such shares until they have vested.  The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code, and so long as the Company withholds the appropriate taxes with respect to such income (if required), and the recipient’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize, as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty (30) days from the time the restricted stock is issued.

Restricted Stock Units.  Like a restricted stock award, a restricted stock unit is a grant valued in terms of Company common stock. Unlike a restricted stock award, no Company common stock is issued at the time the RSU award is granted.  Instead, the award is a mere promise to deliver shares of Company common stock upon satisfaction of the vesting requirements.  Upon satisfaction of the vesting requirements of the award, the Company then issues and delivers the number of shares subject to the award.  If the vesting requirements are not satisfied prior to the end of the vesting period, the units expire and no shares are issued.  Since shares of Company common stock are not issued in connection with RSUs until such time as the vesting conditions have been satisfied, participants in the Plan who receive awards of RSUs will not have any voting rights and will not be entitled to dividends until such time as the units vest and shares of Company common stock are issued.

Recipients of RSUs generally should not recognize income until such units are converted into shares of stock. Upon conversion, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of the fair market value of the shares. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the restricted stock units. Participants will recognize gain upon the disposition of any shares received upon conversion of the restricted stock units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code, and so long as the Company withholds the appropriate taxes with respect to such income (if required), and the recipient’s total compensation is deemed reasonable in amount.

Restricted stock units also can be considered non-qualified deferred compensation and subject to the new Section 409A of the Code. A grant of restricted stock units that does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such recipient.

Amendment, Suspension or Termination of the Plan.    The Company may at any time amend, suspend or terminate the Plan. The Plan will terminate as to future awards on June 15, 2019 unless sooner terminated.  The Company may amend the Plan subject to compliance with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code, and the rules of the NYSE (or such other stock exchange as the Company’s common stock may be traded upon at the time.)

Transferability of Awards.    Under the 2009 Plan, awards are transferable by will and by the laws of descent and distribution, and during the lifetime of a participant, to the extent and in the manner authorized by the Committee.  The 2009 Plan permits the designation of beneficiaries by holders of awards.

Deductibility Limit on Compensation in Excess of $1 Million. Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, certain compensation otherwise deductible in connection with Awards granted under the 2009 Plan) by a public company to a “covered employee” (i.e., the chief executive officer and any of the three other most highly compensated executive officers except for the chief financial officer) to no more than $1 million per covered employee. Amounts payable solely upon satisfaction of performance objectives specified in the Plan and selected by the Committee are generally exempt from the $1 million deduction limitation of Section 162(m).

The maximum number of shares with respect to which awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), that may be granted to a participant during a calendar year is 200,000 shares. The foregoing limitation shall be adjusted proportionately by the Committee in connection with any change in the Company’s capitalization due to a stock split, stock dividend, or similar event affecting Company common stock and its determination shall be final, binding and conclusive.

Change in Capitalization.    Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by outstanding awards, the number of shares of Common Stock that have been authorized for issuance under the 2009 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of Common Stock that may be granted subject to awards to any participant in a calendar year, and the like, shall be proportionally adjusted by the Committee in the event of: (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting the Common Stock of the Company; (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to shareholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as the Committee determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number of shares of Common Stock subject to an award.

New Plan Benefits

In March 2014 we conditionally granted (subject to the approval of this proposal) a total of 30,000 shares of restricted common stock to two of our executive officers as equity compensation for 2013, and such shares will be issued if this proposal is approved by our shareholders at the annual meeting, but will be subject to forfeiture unless the participant’s remain employed with the Company for one year from the date of grant. The table below provides further information regarding the grants.

Name	Dollar Value of the Award	Number of Restricted Shares Awarded
James R. Hazlett, Vice President - Technical Services	$456,150	15,000
G. Larry Lawrence, Chief Financial Officer	$456,150	15,000

Beyond that, the amount of benefits payable in the future under the 2009 Plan is not currently determinable. However, for illustrative purposes, the following table represents the number of shares of stock, restricted stock and RSUs which were granted to the following individuals and groups under the 2009 Plan during the fiscal year ended December 31, 2013:

Name and position	Dollar value ($)	Number of shares of restricted stock
Stephen C. Taylor, President, CEO and Chairman of the Board	$1,149,820	56,950
G. Larry Lawrence, Chief Financial Officer	$187,500	10,000
James R. Hazlett, Vice President-Technical Services	$187,500	10,000
Non-Executive Director Group (four persons)	$46,875	10,000

 Equity Compensation Plan Information

The following table sets forth certain information, as of March 31, 2014, concerning shares of common stock authorized for issuance under all of the Company’s equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities
Equity compensation plans approved by security holders:
1998 Stock Option Plan	426,852	(1)	17.33	193,336
2009 Restricted Stock / Unit Plan	167,022		24.80	3,717	(3)
Equity compensation plans not approved by security holders	20,000	(2)	18.15	--
Total	613,874			197,053

(1)The number of shares to be issued upon exercise of options granted to employees, officers and directors under our 1998 stock option plan. Includes 50,000 options granted to employees on March 20, 2014.

(2)Total number of shares to be issued upon exercise of options granted outside of our 1998 stock option plan to Stephen C. Taylor, our Chief Executive Officer, under the terms of his initial employment.

(3)The number of restricted shares available does not take into account the 30,000 shares of common stock granted to our Vice President of Operations and Chief Financial Officer in March 2014; the issuance of which is subject to the approval by our shareholders of the proposal to increase the shares authorized for issuance by 500,000 shares, as set forth in Proposal #4 of this Proxy Statement.

Summary

We strongly believe the approval of the amended 2009 Plan which increases the number of authorized shares for issuance from 300,000 to 800,000 is essential to our continued success. Awards such as those provided under the 2009 Plan provide an important incentive for participants and will help us to attract, retain and motivate qualified individuals to serve on behalf of our company.

Vote Required

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares casting votes in person or by proxy on this proposal at the Annual Meeting. The number of such affirmative votes must be at least a majority of the required quorum for the meeting.

Dilution, Burn Rate and Overhang

We actively manage our long-term dilution by limiting the number of shares subject to equity awards that we grant annually, expressed as a percentage of weighted average common shares outstanding and referred to as burn rate. Burn rate is another measure of dilution that shows how rapidly a company is depleting its shares reserved for equity compensation plans and measures the potential dilutive effect of annual equity grants. Our burn rate for 2013 was .7%.

An additional metric that we use to measure the cumulative impact of our equity program is overhang (number of shares subject to equity awards outstanding under our equity plans but not exercised or settled, plus number of shares available to be granted, divided by weighted average common shares outstanding plus available equity awards under our equity plans). Our overhang as of December 31, 2013 was 6.2%. If the 2009 Plan is approved, our overhang as of that date would increase to 9.7% and then would be expected to decline over time.

The following are the factors that were material to the evaluation of the Compensation Committee, with input from management, in determining acceptable and targeted levels of dilution: competitive data from relevant peer companies, the current and future accounting expense associated with the Company's equity award practices, and the influence of shareholder advisory firms like Institutional Shareholder Services ("ISS"). The Company's equity programs are revisited at least annually and assessed against these (and other) measures. We believe that the Company's burn rate and overhang (with or without the shares requested under the 2009 Plan) are reasonable and reflect a prudent use of equity for compensation purposes.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF THE 2009 RESTRICTED STOCK/UNIT PLAN TO INCREASE THE SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN BY 500,000 SHARES AND THE MATERIAL TERMS OF PERFORMANCE GOALS UNDER THE 2009 PLAN FOR PURPOSES OF DEDUCTIBILITY UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE (THE "CODE"). UNLESS OTHERWISE INSTRUCTED, IT IS THE INTENTION OF THE PERSONS NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED THEREBY “FOR” THIS PROPOSAL.

SHAREHOLDER PROPOSALS

Under SEC Rule 14a-8, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2014 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at 508 West Wall Street, Suite 550, Midland, Texas 79701 by December 24, 2014, unless the date of our 2015 Annual Meeting of Shareholders is more than 30 days from the anniversary date of our 2014 Annual Meeting of Shareholders, in which case the deadline is a reasonable time before we print and mail our proxy materials for the 2015 Annual Meeting of Shareholders.  The proposal should be sent to the attention of the Secretary of Natural Gas Services Group.

Rule 14a-4 of the SEC's proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of shareholders for the prior year's annual meeting of shareholders or the date specified by an overriding advance notice provision in the company's bylaw's. Our bylaws do not contain such an advance notice provision. Accordingly, for our 2015 annual meeting, shareholders' written notices must be received by us before March 9, 2015 for any proposal a shareholder wishes to bring before the meeting but for which such shareholder does not seek to have a written proposal considered for inclusion in the proxy statement and form of proxy. Your notice should be addressed to President, Natural Gas Services Group, Inc., 508 West Wall Street, Suite 550, Midland, Texas 79701.

In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by certified mail-return receipt requested.  Such proposals must also meet the other requirements established by the SEC for shareholder proposals.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Because of our relatively small size, to date we have not developed formal processes by which shareholders or other interested parties may communicate directly with Directors.  Until formal procedures are developed and posted on our website (www.ngsgi.com), any communication to one or more members of our Board of Directors may be made by sending them in care of Investor Relations, Natural Gas Services Group, Inc., 508 West Wall Street, Suite 550, Midland, Texas 79701.  Shareholders should clearly note on the mailing envelope that the letter is a “Shareholder-Board Communication.”  All such communications will be forwarded to the intended recipients.

OTHER MATTERS

Our Board of Directors does not know of any matters to be presented at the meeting other than the matters set forth herein. If any other business should come before the meeting, the person’s named in the enclosed proxy card will vote such proxy according to their judgment on such matters.

New York Stock Exchange Certification. We listed our common stock on the New York Stock Exchange in October 2008. The certification of our Chief Executive Officer required by the NYSE Listing Standards, Section 303A.12(a), relating to our compliance with the NYSE Corporate Governance Listing Standards, was submitted to the NYSE on June 1, 2013 in connection with our listing on the exchange. The certifications of our Chief Executive Officer and Principal Accounting Officer required by the SEC in connection with our Annual Report on Form 10-K for the year ended December 31, 2013 were submitted to the SEC on March 14, 2014 with our Annual Report on Form 10-K.

You may obtain our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 without charge upon written request to Stephen C. Taylor, President, at Natural Gas Services Group, Inc., 508 West Wall Street, Suite 550, Midland, Texas 79701.  In addition, the exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2013 may be obtained by any shareholder upon written request to Mr. Taylor.

In addition, we use our website as a channel of distribution for company information.  We make available free of charge on the Investor Relations section of our website (www.ngsgi.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.  We also make available through our website other reports filed with or furnished to the SEC under the Securities Exchange Act of 1934, as amended, including our proxy statements and reports filed by officers and directors under Section 16(a) of the Exchange Act, as well as our Code of Business Ethics and the charters to our various Committees of our Board of Directors.  We do not intend for information contained in our website to be part of this proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Stephen C. Taylor
Midland, Texas April 22, 2014	Stephen C. Taylor Chairman of the Board, President and Chief Executive Officer